As filed with the Securities and Exchange Commission on January 20, 2004

Registration No.  333-111885

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

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AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bond Trust Products LLC

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6189 (Primary standard industrial classification code number)	35-2215554 (I.R.S. Employer Identification Number)

Bond Trust Products LLC

Capitol Office Center

3422 Old Capitol Trail #188

Wilmington, DE  19808-6192

(302) 994-5370

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Joseph J. Novak, Esq.

Bond Trust Products LLC

Capitol Office Center

3422 Old Capitol Trail #188

Wilmington, DE  19808-6192

(302) 994-5370

 (Name and address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Anna T. Pinedo, Esq.
Allen L. Weingarten, Esq.

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, NY 10104-0050

(212) 468-8179

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Certificate(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration fee
Pass-Through Trust Certificates	$500,000,000	100%	$500,000,000	$40,450

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated January 20, 2004

PROSPECTUS

$500,000,000

Bond Trust Products LLC

Depositor

Pass-Through Trust Certificates

Bond Trust Products LLC, as depositor, will form one or more separate Delaware business trusts from time to time.  These trusts will offer trust certificates for sale to the public.  This prospectus sets forth a general description of the trust certificates that these trusts may offer.  We will file, or cause to be filed, a prospectus supplement with respect to each trust that we form, which will set forth the aggregate principal amount and the specific terms of the trust certificates to be issued by that trust.  Each trust will be formed pursuant to a trust agreement with a trustee, a Delaware trustee and an administrative agent, who will be named in the applicable prospectus supplement.

The trust certificates:

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will represent undivided beneficial interests in the assets of that trust.  The assets of each trust will consist primarily of:

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the senior or subordinated debt securities of issuers of InterNotes®, which may include statutory or common law trusts, all of which are subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934, and senior or subordinated debt securities that are issued, or fully and unconditionally guaranteed, by other companies subject to those reporting requirements, each as specified in this prospectus and the applicable prospectus supplement;

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the senior or subordinated debt securities of issuers whose securities are exempt from registration under Sections 3(a)(2) or 3(a)(4) of the Securities Act of 1933, as described in this prospectus and the applicable prospectus supplement; and

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any payments on any of those securities;

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will entitle each holder to receive a pro rata share (after payment of any required trust expenses and reserves for future or unamortized trust expenses) of:

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interest payments received by the trustee with respect to the underlying debt securities and other trust assets;

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principal, premium, if any, and interest payments received by the trustee with respect to the underlying debt securities on their stated maturity date or any earlier redemption date, as the case may be; and

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the underlying debt securities if the trustee removes those underlying debt securities from the assets of that trust under the circumstances that we describe in this prospectus or the applicable prospectus supplement;

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will be issued in initial principal balances of $1,000 and integral multiples of $1,000, unless otherwise indicated in the applicable prospectus supplement;

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will have an initial distribution rate, after payment of any required trust expenses and reserves for future or unamortized trust expenses, and a final scheduled distribution date as specified in the applicable prospectus supplement; and

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will not represent an obligation of, or be guaranteed by, us or any other entity.

The assets of each trust will be diversified so that initially no more than 10% of the assets of a trust will be comprised of underlying debt securities of a single issuer.

The trust certificates may be offered from time to time by one or more underwriters or through one or more placement agents, as specified in the applicable prospectus supplement.  The names of each underwriter or placement agent involved in the sale of the trust certificates, as well as any discount or commission payable to each underwriter or placement agent, also will be specified in the applicable prospectus supplement.  In addition, the applicable prospectus supplement will disclose the initial public offering price, if any, of the trust certificates that are described in the prospectus supplement and the net proceeds payable to the trust issuing the trust certificates.

This prospectus may be used to offer and sell trust certificates only if accompanied by a prospectus supplement that sets forth the aggregate principal balance and specific terms of the trust certificates.

You should review the information in the section entitled “Risk Factors” beginning on page __ of this prospectus, as well as any risk factors contained in the applicable prospectus supplement, prior to making a decision to invest in the trust certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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The date of this prospectus is __________ __, 2004.

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TABLE OF CONTENTS
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ABOUT THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT	7
WHERE YOU CAN FIND MORE INFORMATION	7
RISK FACTORS	12
THE DEPOSITOR	22
FORMATION OF THE TRUSTS	23
USE OF PROCEEDS	23
DESCRIPTION OF THE UNDERLYING DEBT SECURITIES	23
DESCRIPTION OF THE TRUST CERTIFICATES	30
DESCRIPTION OF THE TRUST AGREEMENT	47
MATERIAL U.S. INCOME TAX CONSEQUENCES	52
EMPLOYEE RETIREMENT INCOME SECURITY ACT CONSIDERATIONS	56
PLAN OF DISTRIBUTION	60
LEGAL MATTERS	61

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In connection with making a decision to invest in the trust certificates, you should rely only on the information contained in this prospectus and the applicable prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  We are not, and neither the trust nor any underwriter or placement agent is, making an offer to sell the trust certificates or soliciting an offer to buy the trust certificates in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on their respective front cover pages.

InterNotes is a registered trademark of Incapital Holdings LLC.

ABOUT THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

This prospectus sets forth a general description of the trust certificates that we may offer from time to time. With respect to each trust that we form, we will deliver to each investor a prospectus supplement setting forth the amount and specific terms of the trust certificates to be issued by that trust.  See “Description of the Trust Certificates–General.” The applicable prospectus supplement also may add to, update or change information contained in this prospectus and, accordingly, information in this prospectus, to the extent inconsistent, will be superseded and replaced by the information contained in the applicable prospectus supplement or incorporated by reference.  See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the trust certificates.  This prospectus is part of the registration statement, but the registration statement includes additional information, including the form of the trust agreement for the trust certificates.  We intend to use this prospectus, which includes general information about the trust and the trust certificates, and an accompanying prospectus supplement, which includes specific information about a particular trust and the related trust certificates, to offer trust certificates of each trust.  You should read both the prospectus and the accompanying prospectus supplement before investing in the trust certificates.

We will file or cause to be filed with the SEC periodic reports as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC.  The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose information to you by referring you to one or more documents filed separately with the SEC.  Information that is incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference any future periodic reports that we file with the SEC prior to the termination of our offering for the trust certificates, and, if applicable, the statements in those reports will supersede and replace any conflicting information contained in this prospectus, the applicable prospectus supplement, or in previously filed periodic reports.

You may read and copy any notices, reports, statements or other information that we file or cause to be filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  You also may obtain public filings from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

Additional information about us, the trusts and the trust certificates can be obtained on our website at www.bondtrusts.com, or by calling (  ) ___-____.  Additional information about InterNotes® can obtained at www.internotes.com.

SUMMARY

This summary includes questions and answers to help you understand the trust certificates that we describe in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully to understand fully the terms of the trust certificates that we may sell under this prospectus in one or more offerings.

You should rely on the information provided in this prospectus and in any supplement to this prospectus, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.

Who is selling the securities?

We will from time to time form trusts and each trust will offer and sell trust certificates of that trust.

What assets will each trust hold?

Initially, we will purchase and deposit primarily InterNotes® into each trust.  InterNotes are senior or subordinated corporate debt securities that are publicly issued and that are generally rated investment grade.  Each trust will contain InterNotes issued by different corporations or statutory or common law trusts.  In this prospectus, we refer to the underlying debt securities issued by a statutory or common law trust as “underlying trust notes”.  Each trust will hold the InterNotes and all payments received by the trust in connection with the InterNotes held by it.  The trusts also may hold corporate debt securities, other than InterNotes, that are generally rated investment grade and that are issued, or fully and unconditionally guaranteed, by companies subject to the reporting requirements of the Exchange Act, or that are senior or subordinated debt securities of issuers whose securities are exempt from registration under Sections 3(a)(2) or 3(a)(4) of the Securities Act.  The issuers of InterNotes® and these other issuers will also be “eligible issuers,” as described under “Description of the Underlying Debt Securities–Eligibility,” below.  The trusts also may hold temporary “eligible investments,” as described under “Description of the Trust Certificates–Collections and distributions,” below.

The assets of each trust will be diversified so that initially no more than 10% of the assets of a trust will be comprised of underlying debt securities of a single issuer.  In addition, each trust may be comprised of underlying debt securities of varying maturities.

What are the trust certificates?

The trust certificates represent an interest in the assets of a trust.  Holders of trust certificates will receive all of the payments on the underlying InterNotes® held by a particular trust, after payment of any trust expenses and any allocation or reserve for future or unamortized trust expenses.  If the trust does not receive a payment from the issuer of the underlying InterNotes® or other debt securities, then the trust will not be able to distribute any amounts with respect to that payment to the holders of the trust certificates.

What denominations will the trust certificates be issued in?

The trust certificates will be issued in initial balances of $1,000 and integral multiples of $1,000, unless otherwise indicated in the applicable prospectus supplement.  The $1,000 initial principal balance of each trust certificate will be reduced each time there is a distribution of principal on an underlying security by the trust.  A portion of the principal of each trust certificate will be paid to you whenever an underlying debt security reaches maturity or is redeemed or repaid early.  In addition, the principal balance of your trust certificate will be reduced if underlying debt securities are removed from the assets of the trust and distributed to you following a removal event, tax wind-up event or investment company wind-up event, under circumstances described more fully in this prospectus or in the applicable prospectus supplement.

What payments will a certificate holder be entitled to receive?

A certificate holder will be entitled to receive its pro rata portion of the payments received by the trust on the underlying InterNotes® or other debt securities.  Any amounts received by the trust from the issuers of the underlying InterNotes® or other debt securities will be passed through to the certificate holders, after the trust pays its expenses and any allocation or reserve for future or unamortized trust expenses.  Certificate holders will receive interest, principal and other payments from the trust assets.

Can the rate of interest that a holder of the trust certificates receives from the underlying debt securities change?

Yes.  Generally, although the rate of interest that a certificate holder receives is fixed initially at a rate specified in the applicable prospectus supplement, the rate of interest that a certificate holder receives will vary from the specified rate if the underlying securities are redeemed or are removed from the trust.

Are the trust certificates debt obligations?

The trust certificates will not be debt instruments.  The trust certificates will not be obligations of, or guaranteed by, us or any other entity.

Who will choose the underlying securities held by each trust?

As depositor, we will select and purchase InterNotes® or other corporate debt securities, which will generally be rated investment grade, to be deposited into the trust.  Each trust will hold a portfolio of InterNotes® or other debt securities.  With respect to each trust, the prospectus supplement will describe the assets that we purchased for that trust and the terms of the underlying InterNotes® or other debt securities.

Will a certificate holder have the right to receive the underlying InterNotes® or other debt securities?

Generally, no.  The trust certificates will not entitle the certificate holders to receive the underlying InterNotes® or other debt securities, except if those InterNotes® or other debt securities are removed from the assets of the trust, under circumstances described more fully in this prospectus or in the applicable prospectus supplement.

Will the trust ever sell any of the underlying securities?

The trusts will not dispose of any underlying debt securities, regardless of adverse events, financial or otherwise, affecting the related issuers except as required by the trustee following a removal event, tax wind-up event or investment company wind-up event, under circumstances described more fully in this prospectus or in the applicable prospectus supplement.

What is the “survivor’s option”?

The survivor’s option is a provision in each trust certificate that provides that the trust agrees to repurchase, on behalf of the certificate holder, part or all of that trust certificate prior to maturity following the death of the holder of that trust certificate, so long as, and to the extent that, the underlying InterNotes® or other debt securities also have a survivor’s option provision.  We describe the survivor’s option in more detail on page    .

Are there any risks associated with my investment?

Yes.  There are risks associated with an investment in the trust certificates.  Please refer to “Risk Factors” on page _____.

How will we offer the trust certificates?

We may offer the trust certificates through agents or underwriters on an agency basis or a firm commitment basis.

How will the trusts and the trust certificates be treated for U. S. federal income tax purposes?

We anticipate that each trustee will take the position that each trust will constitute a grantor trust for U.S. federal income tax purposes. Accordingly, we anticipate that no trust will be subject to U.S. federal income tax and each certificate holder will be subject to U.S. federal income taxation as if it owned directly the portion of the trust assets, including the underlying debt securities, allocable to the trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the particular trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the particular trust.  Please refer to “Material U.S. Income Tax Consequences” on page ___ for a more complete discussion of how the trusts and the trust certificates will be treated for U. S. federal income tax purposes.

Does ERISA impose any limitations on purchases of the trust certificates?

Yes.  An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under ERISA regulations, will be permitted to purchase, hold and dispose of the notes only on the condition that the plan or entity makes the deemed representation that its purchase, holding and disposition of the trust certificates will not constitute a prohibited transaction under Section 4975 of the Internal Revenue Code.

Will the trust certificates be listed on an exchange?

An application has been made to list the trust certificates on the American Stock Exchange.  We cannot assure you that the trust certificates will be listed on the American Stock exchange or, if listed, that they will continue to be eligible for trading in the future on the American Stock Exchange.

RISK FACTORS

Your investment in the trust certificates entails risks.  Prospective investors should consider, among other things, the risk factors set forth below and any additional risk factors set forth in the applicable prospectus supplement describing those trust certificates.  The risk factors set forth below relate to each trust that we form.

Each trust certificate will represent an interest in the assets of a single trust, and you will have no recourse to the issuers of the underlying debt securities for payment on your trust certificates.

Your trust certificates will only represent an interest in the assets of a single trust, and will not represent an obligation of, or be guaranteed by, us or any other entity.  Each trust will not have any significant assets other than the underlying debt securities of the related issuers, and no other significant assets will be available to make payments or distributions with respect to your trust certificates.  The payments made by the related issuers on the underlying debt securities to the trust will be the only significant source of payment for your trust certificates.

If any issuer fails to make a required payment on its underlying debt securities held by a trust for any period, neither the trust nor any other entity will be obligated to make any payment or the corresponding distribution with respect to your trust certificates and, as a result, you will not receive distributions on your trust certificates in full for that period.

The issuers of the underlying debt securities are subject to laws permitting bankruptcy, moratorium, reorganization and other actions that may delay, limit or eliminate their obligations under their underlying debt securities. Financial difficulties experienced by an issuer, whether resulting from adverse business conditions, including economic factors and increased market competition, or otherwise, also could cause delays in payment, partial payment or nonpayment of its underlying debt securities. These laws or financial difficulties could have a similar adverse impact on distributions on your trust certificates and on the market value of your trust certificates.

The value of your investment will be affected adversely by negative performance of the underlying debt securities.

The market value of the trust certificates will be derived primarily from the market value of the underlying debt securities.  Consequently, the performance of the underlying debt securities held by a trust will affect the value of your investment in the trust certificates issued by the trust.  For example, if an issuer of an underlying debt security were to default in making a required payment on the underlying debt security (including as a result of the issuer’s bankruptcy or similar event), you may experience a loss on your investment in the trust certificates.

A slowdown in the economy or a development adversely affecting an issuer's creditworthiness, may result in that issuer being unable to generate earnings or sell assets at the rate and at the prices that are required to produce sufficient cash flow to meet its debt service requirements.  Consequently, that issuer may not be able to meet its obligations to pay principal and interest in respect of its underlying debt securities, which would result in a trust’s not making full distributions to you on your trust certificates.

Accordingly, you are strongly encouraged to obtain as much information about the underlying debt securities as you would if you were investing directly in the underlying debt securities. In particular, you are urged to review carefully any risk factors included in the prospectuses of the issuers of the underlying debt securities or in their periodic reports filed with the SEC under the Exchange Act.

An investment in the trust certificates will subject you to the risks of an investment in corporate debt obligations due to fluctuating interest rates.

Because the market value of the trust certificates will be derived primarily from the market value of the underlying debt securities, an investment in the trust certificates should be made with an understanding of the risks that an investment in securities representing beneficial interests in corporate debt obligations may entail.  These risks include:

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the risk that the market value of the trust certificates will decline as a result of increases in prevailing interest rates, to the extent that you wish to sell the trust certificates and the particular trust holds fixed rate underlying debt securities; or

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the risk that the yield on the trust certificates will decline as a result of decreases in prevailing interest rates, to the extent that the particular trust holds floating rate underlying debt securities.

In recent years, interest rates have been declining, which has had an adverse effect on the value of floating rate debt obligations generally.  In addition, the high inflation of prior years, together with the fiscal measures adopted in response to the inflation, resulted in fluctuations in interest rates and, therefore, in the value of fixed rate debt obligations generally.  Bonds with longer maturities are more likely to fluctuate in value than bonds with shorter maturities.

The trust certificates are not necessarily correlated with the bond markets generally.

Aggregate price movements in the underlying debt securities, and therefore in the trust certificates, may not be highly correlated with price movements in the bond market as a whole or in specific segments of the bond market or with the price movements of specific bond indices.  If the aggregate value of the underlying securities declines, the trust certificates will decline in value even if the bond market as a whole, or a specific segment or index, rises in value.

The underlying debt securities will not contain significant restrictive covenants on the related issuers.

The underlying debt securities held by each trust will not contain significant restrictive covenants on their issuers. As a result, you generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to you.  Generally, the terms of the underlying debt securities will not restrict the issuers from incurring additional debt, which may rank senior to the underlying debt securities that comprise the trust assets.

Each of the underlying debt securities generally will be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries.

Each of the underlying debt securities generally will be unsecured obligations of the related issuer.  The underlying debt securities will effectively rank junior to:

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secured debt obligations of the related issuer;

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unsecured or secured debt obligations and preferred equity of the issuer’s subsidiaries; and

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senior unsecured obligations of the issuer, if the underlying debt securities are subordinated obligations of the issuer.

If the underlying debt securities are senior unsecured obligations, they will rank equally with all other senior unsecured indebtedness of that issuer.

In a liquidation or bankruptcy proceeding of an issuer of any underlying debt securities held by a trust, the trust will receive payments, if any, only after all of that issuer's secured obligations (to the extent of the collateral securing those obligations) have been paid and, in the case of any underlying debt securities held by the trust that are subordinated obligations of that issuer, only after that issuer's senior indebtedness has been paid.  Furthermore, payments on underlying debt securities that are subordinated obligations of an issuer generally may not be made if a default exists in respect of the senior indebtedness of that issuer or, upon acceleration of the underlying debt securities, any senior indebtedness has not been repaid in full.  Underlying debt securities that are subordinated obligations of an issuer generally only provide for acceleration rights upon the liquidation or bankruptcy of that issuer.

In a liquidation or bankruptcy proceeding of an issuer's subsidiary, the trust will receive payments, if any, only after all of that subsidiary's obligations, whether secured or unsecured, and preferred equity have been paid.  This is especially significant in the case of issuers of underlying debt securities that are holding companies or that have significant assets or operations at the subsidiary level.  Therefore, the issuer’s ability to make full periodic payments on its underlying debt securities depends upon receiving sufficient cash dividends or borrowings from these subsidiaries.  With respect to underlying debt securities that are issued by a U.S. bank, utility or insurance holding company, a substantial portion of its operations are conducted by its regulated subsidiaries, and cash dividends on borrowings from those subsidiaries are subject to regulatory approval and may not be permitted or sufficient to enable the related issuer to make periodic payments on its underlying debt securities.

The average maturity and yield to maturity of your trust certificates may vary.

Upon the scheduled maturity or earlier redemption of any underlying debt securities held as assets of a particular trust, you will be entitled to receive your pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities.

The applicable prospectus supplement will contain information with respect to the stated maturities of the related underlying debt securities and the terms, if any, upon which the underlying debt securities are subject to redemption prior to maturity.  The applicability of these terms will affect the weighted average life of the trust certificates.

An issuer’s election to exercise a right of redemption may be based on a variety of tax, accounting, economic and other factors.  If prevailing interest rates fall below the interest rates then borne by the related underlying debt securities, the likelihood that an issuer might exercise an optional redemption right would be expected to increase, although there can be no assurance that the issuer will exercise this right.

A redemption of the underlying debt securities, which may have varying maturities, will affect the average maturity and yield to maturity of your trust certificates.  The extent of this effect will depend upon the degree to which the rate and timing of payments on your trust certificates is sensitive to the rate and timing of payments on the underlying debt securities and whether or not the underlying debt securities were purchased at a discount or premium.  See “An investment in the trust certificates will subject you to the risks of an investment in corporate debt obligations” above.  If principal is repaid (whether resulting from payments at or prior to their stated maturities or otherwise) on the related underlying debt securities with a higher interest rate than the prevailing interest rates, it will not be possible to invest those repayments in a comparable security at or above the interest rates then borne by those underlying debt securities.  This adverse effect may be reduced to the extent that the issuer of the underlying debt security is required to pay a premium in connection with the redemption.

The underlying debt securities generally will be subject to acceleration upon the occurrence of events of default.  The life and yield to maturity of your trust certificates will be affected by any repayment of the related underlying debt securities as a result of the acceleration of the underlying debt securities or by the bankruptcy, insolvency or reorganization of the related issuers.

A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates generally will result in the distribution of underlying debt securities to you, which could result in a loss on your investment.

The underlying debt securities held by a trust generally will be distributed to certificate holders of that trust if a removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates occurs.  These events are described below under the heading “Description of the Trust Certificates–Removal of underlying debt securities.”

If a removal event occurs, the trustee will notify you of the removal event, will remove the underlying debt securities that are the subject of the removal event from the trust assets and will distribute your pro rata portion of those securities to you.  If, however, at the time of the removal event the trust has organizational or similar expenses that have not been amortized fully by the trust, the trustee will retain underlying debt securities, and not distribute them to you, in an amount equal to your pro rata portion of these expenses.

If a tax wind-up event or an investment company wind-up event occurs with respect to a trust, the trustee will notify you of the event, will remove the underlying debt securities from the trust assets and will distribute your pro rata portion of those securities to you.  If, however, at the time of the tax wind-up event or investment company wind-up event the trust has organizational or similar expenses that have not been amortized fully by the trust, the trustee will retain underlying debt securities, and not distribute them to you, in an amount equal to your pro rata portion of these expenses.

A removal event also will occur with respect to all the assets of the trust if, at any time, there are not at least three issuers of the underlying debt securities of the trust.  Following a removal event of this kind, a trust wind-up event will occur and we will dissolve the trust.

Following a removal event, tax-wind up event or investment company wind-up event, if the trustee cannot distribute all of the underlying debt securities that you and each other holder of trust certificates would otherwise be entitled to receive, because of a failure to satisfy the authorized minimum denominations of these underlying debt securities, the trustee will deliver (1) underlying debt securities in integral multiples of the authorized minimum denominations to you and each other holder and (2) underlying debt securities attributable to the fractional amount of underlying debt securities to which you and each other holder would be entitled, were there no authorized minimum denomination requirement, to the administrative agent.  The administrative agent will use its reasonable efforts to sell your pro rata share of those underlying debt securities attributable to fractional amounts.  Upon the sale, the administrative agent will promptly deliver the proceeds received from each of those sales (less fees of the administrative agent) to the trustee for distribution to you.

The value of the underlying debt securities distributed to you, or the sale proceeds received by you, as applicable, may be less than the corresponding pro rata reduction in your aggregate principal balance, especially in light of the circumstances causing that distribution, which may result in a loss on your investment in the trust certificates. See also “Description of the Trust Certificates–Sale procedures.” Most underlying debt securities will not be listed on a national securities exchange, and the liquidity of the underlying debt securities distributed to you also may be limited. See also “An investment in the trust certificates will subject you to the risks of an investment in corporate debt obligations” above.  In addition, any sale of underlying debt securities following a removal event, tax wind-up event, or investment company wind-up event would affect you adversely if prevailing interest rates have declined and reinvestment of the sale proceeds in a comparable security at or above the interest rate borne by those underlying debt securities is not possible.

In addition, as underlying debt securities mature or are redeemed, or removal events occur, the pool of underlying debt securities held by a particular trust will become less diversified.  This could increase your risk of loss resulting from the decline in one or more of the economic factors affecting any of the remaining underlying securities.

A sale of your pro rata share of underlying debt securities following a removal event, tax wind-up event or investment company wind-up event may have tax consequences.

If you or the administrative agent acting on your behalf sells your pro rata share of any underlying debt securities that are removed from the assets of the particular trust following the occurrence of a removal event, tax wind-up event or investment company wind-up event, a taxable event for U.S. federal income tax purposes will result and you will be required to recognize any gain or loss on that sale. See “Material U.S. Income Tax Consequences” in this prospectus for a discussion of the tax consequences of that sale, as well as the tax consequences of an investment in the trust certificates.

If the trust certificates are rated, a ratings downgrade or withdrawal is likely to reduce the market value of your trust certificates.

Upon issuance, your trust certificates may be rated by one or more rating agencies, which we will specify in the applicable prospectus supplement. A rating of the trust certificates is not a recommendation to purchase, sell or hold a security because the ratings do not comment on the market price of those trust certificates or their suitability for a particular investor.  In addition, there can be no assurance that any rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the ratings of the underlying debt securities) so warrant. A downgrade or withdrawal of a rating by a rating agency is likely to have an adverse effect on the market value of your trust certificates, which effect could be material.

The trusts will not manage actively the underlying debt securities to avoid adverse events.

The trusts will not dispose of any underlying debt securities, regardless of adverse events, financial or otherwise, affecting the related issuers except as required by the trustee following a removal event, tax wind-up event or investment company wind-up event.  For information that may affect adversely the value of the underlying debt securities (and, consequently, the value of your trust certificates), you are urged to review the prospectus related to those underlying debt securities, as well as the periodic reports filed by the related issuer with the SEC under the Exchange Act.

You have limited voting rights.

The trust agreement governing the terms of your trust certificates may be amended without your consent. In particular, the trust agreement may be amended in a way that materially and adversely affects your trust certificates if holders of a majority of the aggregate principal balance of trust certificates outstanding under the trust agreement consent to the amendment.  See “Description of the Trust Agreement–Amendment.”  The holders of a majority of the aggregate principal balance of certificates outstanding under the trust agreement also may direct the trustee to take actions with respect to the underlying debt securities without your consent. However, certificate holders may not vote to declare or waive an event of default with respect to any underlying debt securities. See “Description of the Trust Agreement–Voting of underlying debt securities.”

There will be no existing market for the trust certificates upon their initial issuance.

There will be no existing market for the trust certificates upon their initial issuance and there can be no assurance as to:

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the development, liquidity or maintenance of any trading market for the trust certificates;

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your ability to sell any of your trust certificates at the desired time or at all; or

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the price, if any, at which you will be able to sell your trust certificates.

We have applied to list the trust certificates on the American Stock Exchange.  We cannot assure you that the trust certificates will be listed on the American Stock Exchange or, if listed, that they will continue to be eligible for trading in the future on the American Stock Exchange.  In addition, unless otherwise specified in the prospectus for the underlying debt securities held by the trust, the underlying debt securities will not be listed on any national securities exchange.

Future trading prices of the trust certificates will depend on many factors, including, among others:

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prevailing interest rates;

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the business, prospects, financial condition and results of operations of the related issuers of the underlying debt securities held by the trust; and

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the market for similar securities.

If an underwriter or a placement agent for the trust certificates intends to make a market in the trust certificates, then we will disclose its intention to do so in the applicable prospectus supplement. However, if an underwriter or a placement agent does make a market in those trust certificates, it will not be obligated to do so, and this market-making activity may be discontinued at any time without notice to you. In addition, this market making activity will be subject to the limits of applicable securities laws.

The trust certificates may trade at price that is not equal to the value of the underlying assets of the trust.

The trust certificates may trade at a price less than the market value of the underlying debt securities.  This may occur whether or not there is a liquid market for the trust certificates.

The issuance of the trust certificates is not an endorsement of the financial condition or business prospects of any issuer of the underlying securities by the depositor, the trustee, any underwriters and/or placement agents or any of their affiliates.

In deciding whether to invest in or to sell trust certificates, you should obtain and evaluate information about each issuer of the underlying debt securities as if you were investing directly in that issuer and its securities.  The information that each underlying issuer makes available to the public is important in considering whether to invest in or sell trust certificates.  If the issuer of underlying debt securities ceases to file periodic reports under the Exchange Act, a removal event would occur, and the trust agreement would provide that the trust sell or distribute the underlying debt securities notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise.  This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying debt securities.

We have not, and none of the trustee, any underwriters and/or placement agents and their affiliates have:

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verified, or undertaken to verify, the accuracy, completeness or continued availability of any information by any issuer of the underlying securities (whether or not filed with the SEC);

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made any due diligence investigation of the financial condition or creditworthiness of any issuer of the underlying debt securities; and

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assumed responsibility for any information considered by any purchaser or potential purchaser of the trust certificates that is not contained in this prospectus or the applicable prospectus supplement.

Your successor’s ability to exercise the survivor’s option may be limited.

The survivor’s option is subject to limitations imposed under the terms of the underlying debt securities.  Accordingly, no assurance can be given that the exercise of the survivor's option for a desired amount will be accepted.

To the extent that a trust invests in underlying trust notes issued by a trust, which are referred to in this prospectus as an “underlying trust,” because each underlying trust will rely on the payments it receives from the applicable trust note depositor under the funding agreement(s) to fund all payments on the related underlying trust notes, you are making an investment decision regarding the funding agreements as well as the related underlying trust notes.

Each underlying trust will have limited resources and, therefore, its ability to make timely payments with respect to its underlying trust notes will depend on the trust note depositor’s  making payments under the related funding agreement(s).  Each underlying trust's principal assets will be one or more funding agreements issued by the applicable trust note depositor.  Each issue of underlying trust notes will be secured by one or more funding agreement(s) together with all of the proceeds in respect of and all amounts and instruments on deposit from time to time in the relevant collection account, and all of the books and records pertaining to, the funding agreements and all of the underlying trust's rights thereto, which is collectively referred to in this prospectus as the trust collateral.  Accordingly, an underlying trust will only be able to make timely payments with respect to an issue of underlying trust notes if the trust note depositor has made all required payments under the funding agreement(s) securing the related underlying trust notes.

The underlying trust notes are obligations of the related underlying trust only and are not obligations of, or guaranteed by, the trust note depositor or any of its affiliates.  The underlying trust notes will not be obligations of, and will not be guaranteed by, the trust note depositor or any of its subsidiaries or affiliates. Except for the trust note depositor's payment obligations under the funding agreement(s) and the expense and indemnity agreements, none of these entities nor any agent, trustee or beneficial owner of an underlying  trust (including the trust beneficial owner) will be under any obligation to provide funds or capital to an underlying trust.  The net worth of each trust will be nominal at inception and is not expected to increase materially.

Underlying trust notes will be the non-recourse obligations of the related underlying trust and the claims as a holder of underlying trust notes are limited to the amount of the applicable trust collateral.  The underlying trust notes are payable only from the trust collateral held as security for the underlying trust notes by the underlying trust.  If any event of default occurs under any underlying trust notes, the rights of the holders of the underlying trust notes and the applicable indenture trustee, acting on behalf of the holders, will be limited to a proceeding against the applicable trust collateral.  In addition, no holder or the indenture trustee, acting on behalf of the holder, will have the ability to proceed against any of the trust note depositor, its officers, directors, affiliates, employees or agents or any of an underlying trust's trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, except with respect to enforcing obligations under the relevant funding agreement(s) against the trust note depositor.  All claims of the holders of underlying trust notes in excess of amounts received from the related trust collateral will be extinguished.

Holders of underlying trust notes will not have any direct contractual rights against the trust note depositor under any funding agreement.  The funding agreement(s) issued by a trust note depositor to an underlying trust will be contractual obligations between the trust note depositor and the underlying trust.  Once an underlying trust collaterally assigns and pledges all of its rights and privileges in the funding agreement(s) to the indenture trustee for the benefit of the holders of underlying trust notes to secure its obligations under the underlying trust notes, the indenture trustee for the underlying trust notes will be the only party with recourse rights against the trust note depositor under the funding agreement(s).  If the indenture trustee fails to enforce the terms of the funding agreement(s), then holders of underlying trust notes representing at least 50% of the aggregate principal amount of the outstanding underlying trust notes of the same issue have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the indenture trustee with respect to the related funding agreement(s).

An event of default under the notes may not constitute an "event of default" under the applicable funding agreement.  In various circumstances an event of default under an issue of underlying trust notes may not constitute an event of default under the applicable funding agreement.

To the extent that:

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an underlying trust fails to observe or perform in any material respect any covenant contained in the applicable indenture or its underlying trust notes;

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the indenture ceases to be in full force and effect or the indenture trustee's security interest in the trust collateral is successfully challenged or is determined to be defective; or

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an underlying  trust or the trust collateral is the subject of various actions under applicable bankruptcy, insolvency or other similar laws or any receivership, liquidation dissolution or other similar action or a trust is unable to pay its debts, it is possible that an underlying  trust's obligations under its underlying trust notes may be accelerated while the obligations of the trust note depositor under the applicable funding agreement may not be similarly accelerated. If this occurs, the indenture trustee for the applicable underlying trust notes may have no or limited ability to proceed against the applicable funding agreement and the related trust collateral and holders of that trust's notes may not be paid in full, or in a timely manner, upon acceleration.

Payments under funding agreement(s) may be insufficient to pay principal and interest under the underlying trust notes.  Payments of the principal of and interest on an issue of underlying trust notes will be made solely from the payments the underlying trust receives under the applicable funding agreement(s).  It is anticipated that the trust note depositor generally will not pay any additional amounts in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority, and each holder of an underlying trust note of the same issue will be deemed for all purposes to have received cash in an amount equal to the portion of the withholding or deduction that is attributable to the holder's interest in the underlying trust  notes, as equitably determined by the underlying trust.  Under this circumstance, an underlying trust will not actually pay, or cause to be paid, to the holder all of the amounts which would have been receivable by the holder in the absence of these taxes, duties, levies, assessments or other governmental charges.

THE DEPOSITOR

Bond Trust Products LLC is the depositor.  We were formed as a limited liability company under the laws of Delaware, and are a wholly owned limited purpose subsidiary of Incapital Holdings LLC.  We will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities (including the trust certificates), acquiring, owning, holding and transferring assets (including the underlying debt securities) in connection with the creation of the trusts and engaging in related activities. We do not own any assets and are not expected to acquire any assets other than those to be transferred to the trusts.

Our principal executive office is located at Bond Trust Products LLC, Capitol Office Center, 3422 Old Capitol Trail #188, Wilmington, DE  19808-6192 (Telephone: (302) 994-5370).

FORMING THE TRUSTS

We will create a separate trust to issue each new series of trust certificates.  Each trust will be a Delaware business trust formed on the issue date of the related trust certificates, and will be formed pursuant to a trust agreement among us, a trustee and an administrative agent. We will seek to qualify each trust agreement under the Trust Indenture Act of 1939.  On the initial issue date of the trust certificates, we will deposit with the particular trust the underlying debt securities of the related issuers specified in the applicable prospectus supplement. The trustee, on behalf of the trust, will accept the deposit of those underlying debt securities and will deliver the related trust certificates in accordance with our instructions.  The trustee will establish a separate collection account to hold payments on those underlying debt securities and any other funds or other property of the particular trust. The trustee will be entitled to a fee for its services.

The trustee will make payments or distributions on the related trust certificates only out of available assets in the particular trust.  If any issuer fails to make any required payment on its underlying debt securities held as assets of the particular trust for any period, no other entity will have any obligation to make these payments or distributions.

Unless the context otherwise requires, the terms “trust certificates” or “certificates” in this prospectus means the trust certificates of the particular trust only.  Holders of trust certificates of one trust, which are referred to as “certificate holders” in this prospectus, will not have any rights with respect to the trust certificates of any other trust or the underlying debt securities held as assets of any other trust.

USE OF PROCEEDS

All of the proceeds from the sale of the trust certificates, net of any discounts, commissions or other compensation payable to underwriters or placement agents, will be used to purchase the underlying debt securities of the issuers referred to in the applicable prospectus supplement.

DESCRIPTION OF THE UNDERLYING DEBT SECURITIES

General

The applicable prospectus supplement for the trust certificates being offered will set forth limited information with respect to the underlying debt securities of the issuers.  For each offering of trust certificates, we will make available on our website at www.bondtrusts.com, in addition to this prospectus and the applicable prospectus supplement relating to the trust certificates, the prospectuses relating to the underlying debt securities.  The prospectuses relating to the underlying debt securities will not be a part of this prospectus or any prospectus supplement hereto in any respect.

Each trust will be able to make distributions on its trust certificates solely from payments received from the issuers of its underlying debt securities.  Consequently, your ability to receive distributions with respect to your trust certificates will depend entirely on the trust's receipt of payments on the underlying debt securities held as assets of that trust.  You should consider carefully the business, prospects, financial condition and results of operations of the issuers of the underlying debt securities held as assets of the particular trust, and their respective abilities to make payments with respect to their underlying debt securities.

Eligibility

Each issuer of underlying debt securities initially will be an “eligible issuer.”  “Eligible issuer” generally means an issuer of underlying debt securities held as assets of the particular trust, as of the initial issue date of the related trust certificates, that has registered its debt securities for sale pursuant to an effective registration statement under the Securities Act on Form S-3 and is either:

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subject to the periodic informational reporting requirements of the Exchange Act, and satisfies either of the following conditions:

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the current public float condition of $75 million or more of General Instruction I.B.1 on Form S-3; or

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the non-convertible investment grade securities condition of General Instruction I.B.2 of Form S-3; or

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a subsidiary that is not a reporting company and is eligible to use Form S-3 in reliance solely upon General Instruction I.C.3 of Form S-3  and the requirements of Rule 3-10 of Regulation S-X are satisfied.

In addition, eligible issuer includes:

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any issuer whose securities are exempt from registration under Section 3(a)(2) of the Securities Act, which includes, among other things, securities issued by the United States or any territory or State of the United States; various public instrumentalities and political subdivisions; banks; and various multilateral organizations; and

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any issuer whose securities are exempt from registration under Section 3(a)(4) of the Securities Act, which is any issuer organized and operated exclusively for religious, educational, benevolent, fraternal, charitable or reformatory purposes and not for pecuniary profit, and no part of the net earnings of which inures to the benefit of any person, private stockholder or individual.

The assets of each trust will be diversified so that initially no more than 10% of the assets of a trust will be comprised of underlying debt securities of a single issuer.

Although it is expected that most eligible issuers will be corporations, eligible issuers also may include statutory or common law trusts that are issuers of InterNotes®.  The underlying debt securities that are issued by a statutory or common law trust and that are held by a trust underlying trust certificates are referred to in this prospectus as “underlying trust notes.”  The issuers of underlying trust notes that may be held by a trust are referred to in this prospectus as “underlying trusts.”  The corporations that sell their funding agreements to, and deposit these agreements with, the underlying trusts are referred to in this prospectus as “trust note depositors.”

Composition

The applicable prospectus supplement for the trust certificates being offered will specify the following information for the underlying debt securities of each issuer to be held as assets of the particular trust:

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the name of the issuer, and whether or not the issuer is a corporation or a statutory or common law trust;

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any CUSIP, ISIN or Common Code identification numbers;

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the principal amount of the underlying debt securities to be held as assets of the trust and the percentage of the aggregate principal amount of all underlying debt securities represented by each underlying issuer’s debt securities;

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the form (including the depositary for any global underlying debt securities) and minimum denominations of the underlying debt securities;

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the rank of its underlying debt securities;

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the interest rate, or method of calculation of the interest rate, on its underlying debt securities, the interest day count convention, the date from which interest will accrue and the interest payment dates;

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the stated maturity date of its underlying debt securities;

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any redemption provisions applicable to the underlying debt securities (whether mandatory or optional), including the price, timing and any requirement for a sinking fund;

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with respect to underlying trust notes, the terms of any funding agreement, including any redemption provisions;

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whether the underlying debt securities are listed on a national securities exchange;

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the ratings on its underlying debt securities by the specified rating agency or agencies;

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whether its underlying debt securities were sold in an underwritten or agented transaction, the names of any and all underwriters or placement agents for the sale of the underlying debt securities and the amount of their discounts or commissions;

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whether its underlying debt securities are subject to a survivor’s option; and

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information on the overall composition of all underlying debt securities to be held as assets of the trust as of the initial issue date of the trust certificates, including number of issuers, aggregate principal amount, largest principal amount, average principal amount, weighted average maturity, weighted average interest rate and whether each underlying security is senior debt, secured debt or subordinated debt, and the respective percentages of each.

Underlying Trust Notes

Each issue of underlying trust notes will be issued by a separate and distinct newly established statutory or common law trust that will:

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issue underlying trust notes to the public;

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use the net proceeds from the offering of these notes to purchase one or more funding agreements sold to, and deposited into, that trust by the trust note depositor;

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pledge and collaterally assign its interest in each funding agreement purchased with the net proceeds from the issuance of its underlying trust notes to a trustee for the benefit of that trust's underlying trust notes; and

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not be affiliated with the trust note depositor.

The underlying trust notes will:

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represent non-recourse obligations of the underlying trust;

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will be paid only from the assets of that trust;

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will be the underlying trust's obligations only and will not be obligations of, or guaranteed by, the trust note depositor or any of its affiliates; and

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will be the unconditional, direct, non-recourse secured and unsubordinated obligations of the related underlying trust.

Principal and interest payments, if any, on any underlying trust notes will be made solely from the proceeds of one or more funding agreements purchased with respect to those notes by the underlying trust and any other collateral held in that trust.

Additional Provisions Relating To the Underlying Trust Notes

Funding agreements.  Each underlying trust will use the net proceeds received from the offering of its underlying trust notes to purchase one or more funding agreement(s) issued by the applicable trust note depositor.  These funding agreements will be unsecured obligations of the trust note depositor.  The funding agreement(s) will have a principal amount equal to the sum of the principal amount of the related underlying trust notes and the principal amount of the beneficial ownership interest in the underlying trust.  The rate at which the funding agreement(s) bear interest will be equal to the rate of interest on the related underlying trust notes.  The funding agreement(s) will otherwise have substantially similar payment terms to the related issued of underlying trust notes.

Tax Redemption.  If a “tax event” as to the relevant funding agreement(s) occurs, the trust note depositor will have the right to redeem the funding agreement(s) and, upon this redemption, the relevant underlying trust will redeem its underlying trust notes.

Security; limited recourse.  Each issue of underlying trust notes will be solely the obligations of the related underlying trust, and will not be guaranteed by any person, including but not limited to the trust note depositor, any agent, any of their affiliates or any other trust.  An underlying trust's obligations under its underlying trust notes will be secured by all of its rights and title in one or more funding agreements issued to, and deposited into, that trust by the trust note depositor and other rights and assets included in the applicable trust collateral held in that trust.

Since the trust note depositor will be the sole obligor under the funding agreement(s), an underlying trust's ability to meet its obligations, and your ability to receive payments from a trust that has holds underlying trust notes, will be principally dependent upon the particular trust note depositor's ability to perform its obligations under each applicable funding agreement held in the relevant underlying trust.  However, neither you nor the trust or the underlying trust will have any direct contractual rights against the trust note depositor under any a funding agreement.  Under the terms of each funding agreement, recourse rights to the trust note depositor will belong to the relevant underlying trust.  In connection with the offering and sale of underlying trust notes, the underlying trust will pledge, collaterally assign and grant a first priority perfected security interest in the trust collateral for the underlying trust notes to the indenture trustee on behalf of the holders of the underlying trust notes.  Accordingly, recourse to the trust note depositor under each funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of underlying trust notes.

Tax Opinions.  Each underlying trust will receive an opinion from its tax counsel that the underlying trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

Ranking

Each of the underlying debt securities held as assets by the particular trust generally will be senior unsecured obligations of the related issuers. Underlying debt securities that are:

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senior unsecured obligations of the related issuers, if specified in the applicable prospectus supplement, will rank equally with all other senior unsecured indebtedness of the particular issuer;

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subordinated obligations of the related issuers, if specified in the applicable prospectus supplement, will rank junior to the senior indebtedness of the particular issuer; and

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unsecured obligations of the related issuers will effectively rank junior to the secured obligations of the particular issuer (to the extent of the collateral securing those obligations).

All underlying debt securities will effectively rank junior to all obligations and preferred equity of the particular issuer's subsidiaries. Payments on underlying debt securities that are subordinated obligations of the related issuers generally may not be made if a default exists in respect of the senior indebtedness of the particular issuer or, upon acceleration of the underlying debt securities, any senior indebtedness has not been repaid in full.  Furthermore, underlying debt securities that are subordinated obligations of the related issuers generally provide only limited acceleration rights. See “Risk Factor–Each of the underlying debt securities will be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries.”

Covenants and remedies

Investment grade debt securities, including those that may be underlying debt securities, generally do not contain significant restrictive covenants on their issuers.  As a result, holders of the underlying debt securities and, consequently, you generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to the interests of holders of their underlying debt securities and, consequently, your interests.

Depending on the terms of the underlying debt securities issued by the related issuer, one or more of the following events will constitute events of default for underlying debt securities that are senior obligations of the related issuers:

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failure to pay principal of or premium, if any, on those underlying debt securities when due;

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failure to pay any installment of interest on those underlying debt securities when due, continued beyond any applicable grace period;

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failure to make any sinking fund payment when due;

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failure to perform any covenant applicable to those underlying debt securities, continued for a specified number of days after written notice; and

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specified events of bankruptcy, insolvency or reorganization.

The first four bullet points generally will not be applicable to underlying debt securities that are subordinated obligations of the related issuers, if any.  The prospectuses describing the underlying debt securities will specify the actual events of default that are applicable to the underlying debt securities.

Upon the occurrence of an event of default relating to the underlying debt securities of the related issuer, the trustee or the fiscal agent, if any, for those underlying debt securities will be required to provide written notice of this occurrence to their holders. In addition, the trustee of the underlying debt securities or the holders of at least 25% of the principal amount of the outstanding debt securities generally will have the right to declare the principal of those debt securities to be immediately due and payable, subject to the issuer's right to cure the default. For additional information regarding the limitations on acceleration rights, see “Risk Factors–Each of the underlying debt securities will be unsecured obligations of the related issuer, and effectively may rank junior to other securities of that issuer or its subsidiaries.” However, under no circumstances may the trustee for the certificate holders or the certificate holders themselves declare an event of default with respect to any underlying debt securities held as assets of the particular trust, i.e., underlying debt securities that have not been removed from the assets of the particular trust under the circumstances described above or in the applicable prospectus supplement.  Indentures also frequently provide that, upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of not less than a specified percentage of the principal amount of the outstanding debt securities the trustee must, take whatever action as it may deem appropriate to protect and enforce the rights of the holders of those debt securities. Trustees are often entitled to be indemnified by the security holders prior to proceeding to exercise any right or power under an indenture at the request of those holders. An indenture also is likely to limit a debt security holder's right to institute legal proceedings to pursue any remedy, other than to enforce payment, unless specified conditions are satisfied.

The indentures with respect to the underlying debt may include some, all or none of the foregoing provisions or variations of these provisions. The prospectuses describing the underlying debt securities will summarize these provisions.

Available information

Each related issuer or guarantor of underlying debt securities that is a reporting company will be subject to the periodic informational reporting requirements of the Exchange Act and, accordingly, will file annual, interim and current reports and other information with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.  You are urged to read all reports, statements and other information filed or otherwise made available by the related issuers. Reports, statements and other information filed with the SEC will be available:

•

over the Internet at the SEC website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC; and

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at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

Additional information about us, the trusts and the trust certificates can be obtained on our website at www.bondtrusts.com, or by calling (  ) ___-____.  Additional information about InterNotes® can obtained at www.internotes.com.

INTERNOTES® ISSUERS

We will purchase the underlying debt securities to be deposited in the trusts.  These securities generally will be rated investment grade.   Initially, these underlying debt securities will be primarily InterNotes® issued by the InterNotes® issuers.  InterNotes® are bonds issued by corporations or statutory or common law trusts that are offered regularly to the public through registration statements.  The trusts also may hold other corporate debt securities that are issued, or fully and unconditionally guaranteed, by companies subject to the reporting requirements of the Exchange Act, or senior or subordinated debt securities of issuers whose securities are exempt from registration under Sections 3(a)(2) or 3(a)(4) of the Securities Act.  The issuers of InterNotes® and these other issuers also will be “eligible issuers,” as described under “Description of the Underlying Debt Securities–Eligibility,” above.  No issuer of InterNotes® or other underlying debt securities has authorized or sanctioned the trust certificates or participated in the preparation of this prospectus.

According to publicly available documents, each of the InterNotes® issuers is subject to the informational requirements of the Exchange Act and files annual, interim and current reports and other information with the SEC.  See “Description of the Underlying Debt Securities–Available information.”  To the best of our knowledge, based upon public documents currently available as of the date of this prospectus, each of the InterNotes® issuers is eligible to use a Form S-3 registration statement for primary sales of its securities.

This prospectus relates only to the trust certificates and does not relate to the InterNotes® issuers.  We are not offering or selling securities of any of the InterNotes® issuers, and securities of any particular InterNote issuer may not be included in a particular trust.

You should make your own investigation into the InterNotes® issuers or the issuers of other underlying debt securities.  You should consider carefully the business, prospects, financial condition and results of operations of these issuers, and their respective abilities to make payments with respect to their underlying debt securities.  A current prospectus relating to the InterNotes® of each of the InterNotes® issuers may be found at www.internotes.com.

DESCRIPTION OF THE TRUST CERTIFICATES

General

The trust certificates will be issued from time to time pursuant to the related trust agreement among the depositor, the trustee and the administrative agent.  See “Description of the Trust Agreement.” Trust certificates with an aggregate principal balance of $500,000,000 have been registered with the SEC for sale pursuant to this prospectus. This prospectus may be used to offer and sell trust certificates only if accompanied by a prospectus supplement that sets forth the aggregate principal balance and specific terms of those trust certificates.

The trust certificates issued by the particular trust will represent all of the beneficial ownership interests in the assets of that trust, which will consist of (1) its underlying debt securities and (2) all payments on or collections with respect to its underlying debt securities. See “–Removal of underlying debt securities” and “Description of the Trust Agreement–Assignment of claims; distribution of underlying debt securities” for a discussion of the circumstances under which underlying debt securities may be removed from the assets of the particular trust and the applicable prospectus supplement for a discussion of the circumstances under which underlying debt securities may be redeemed prior to their stated maturities.  The trustee will hold the assets of the particular trust for the benefit of certificate holders.

The trust certificates will be issued in initial balances of $1,000 and integral multiples of $1,000, unless otherwise indicated in the applicable prospectus supplement.  The $1,000 initial principal balance of each trust certificate will be reduced each time there is a distribution of principal on an underlying security by the trust.  A portion of the principal of each trust certificate will be paid to you whenever an underlying debt security reaches maturity or is redeemed or repaid early.  In addition, the principal balance of your trust certificate will be reduced if underlying debt securities are removed from the assets of the trust and distributed to you following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or in the applicable prospectus supplement.

The applicable prospectus supplement for particular trust certificates will specify the following information for the trust certificates:

•

the initial issue date of the trust certificates;

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whether the trust certificates are being sold in an underwritten or agented transaction, and, if an underwritten transaction, whether it is a fixed or variable price offering, and if a fixed price offering or an agented transaction, the price to public of the trust certificates;

•

the initial aggregate principal balance of the trust certificates;

•

a summary of the closing conditions for the trust certificates, including any provisions relating to the reduction of the aggregate principal balance of the trust certificates initially offered, and a summary of the closing conditions for the related underlying debt securities;

•

the initial distribution rate on the trust certificates and the regular distribution dates and record dates for the trust certificates;

•

the final scheduled distribution date of the trust certificates;

•

provisions for special distributions on the trust certificates and the dates for these distributions;

•

whether any trust expenses and reserves are to be deducted from distributions otherwise payable to certificate holders, and, if so, the extent of these expenses and reserves for future or unamortized expenses, and, if not, the party or parties responsible for the funding of these expenses and reserves;

•

whether the “survivor’s option” described on page     will be applicable;

•

the form (including identity of any depositary for global trust certificates) and denominations of the trust certificates;

•

the ratings on the trust certificates by the specified rating agencies;

•

the names of any and all underwriters or placement agents for the sale of the trust certificates and the amount of their discounts or commissions;

•

the listing of the trust certificates on any U.S. national or international securities exchange;

•

any material U.S. federal income tax consequences or considerations under the Employee Retirement Income Security Act of 1974, as amended, relating to the trust certificates that are not otherwise disclosed in this prospectus;

•

any risk factors not disclosed in this prospectus that should be reviewed by investors prior to making a decision to invest in the trust certificates;

•

the name of the administrative agent and the trustee; and

•

any other material terms of the trust certificates.

Nature of the trust certificates

We will arrange for the issuance of the trust certificates by the particular trust and will sell the underlying debt securities to that trust in exchange for the proceeds of the issuance of the trust certificates. The trust certificates are “pass-through” securities that represent undivided beneficial ownership interests in the assets of the particular trust. All payments on the underlying debt securities purchased by the particular trust, after payment of any required trust expenses and reserves, will be “passed through” to certificate holders.

The trust certificates will entitle their holders to receive distributions from payments by the related issuers on the underlying debt securities held by the particular trust, but only to the extent of these payments if, and when, made. If any issuer fails to make any required payment on its underlying debt securities then held by the particular trust, then that trust will not be able to distribute any amounts with respect to that payment to the holders of the trust certificates. All of the certificate holders will share in payments and losses on the underlying debt securities then held by the particular trust on a pro rata basis. As used in this prospectus with respect to the trust certificates of the particular trust, the term “pro rata basis,” or similar terms, is determined by reference to the principal balances of the certificate holders.

Because the trust certificates will represent beneficial ownership interests in the assets of the particular trust, and will not be debt instruments that are obligations of, or guarantees by, us or any other entity, they technically will not have a principal amount that must be repaid or bear any interest. However, because the distributions on the trust certificates primarily will represent distributions of principal of and premium, if any, and interest on trust assets that are debt instruments, for convenience, we often refer in this prospectus to distributions that represent a return of an initial investment or a premium on an initial investment as “principal” and to distributions that represent the yield on an investment as “interest,” in accordance with customary market practice.

We may, and any underwriter or placement agent or any of our or their affiliates may, purchase trust certificates at any time and at any price in the open market or otherwise.

Collections and distributions

On each regular distribution date specified in the applicable prospectus supplement, you will be entitled to receive, to the extent received by the trustee and after payment of any required trust expenses and reserves, your pro rata share of all interest payments received on the underlying debt securities held as assets of the trust.  Interest payments from the related issuers will be subject to the business day conventions applicable to their underlying debt securities.  In the context of the trust certificates, unless otherwise specified in the applicable prospectus supplement, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York.

Upon the maturity or earlier redemption of any underlying debt securities held as assets of the particular trust, you will be entitled to receive your pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities, after payment of any required trust expenses and reserves.  Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event, or following the dissolution of the trust, your pro rata share of the underlying debt securities will be distributed to you, except that you may receive cash in lieu of fractional underlying debt securities, as described under “–Removal of underlying debt securities” below.  There may be additional circumstances set forth in the applicable prospectus supplement, including in connection with the exercise of a survivor’s option, under which you would receive your pro rata share of underlying debt securities or principal payments on those securities.

Except as otherwise specified in this prospectus or the applicable prospectus supplement, collections on the underlying debt securities held as assets of the particular trust that are received by the trustee will be deposited from time to time into a segregated collection account maintained or controlled by the trustee for your benefit and the benefit of the other holders of the related trust certificates. On each regular distribution date and the final scheduled distribution date, unless otherwise specified in the applicable prospectus supplement, the trustee will apply those collections in the order of priority described below, solely to the extent of available funds (as defined below) on the distribution date.

The interest portion of available funds will be paid:

•

first, to the trustee, for trust expenses in an aggregate amount not to exceed the available expense amount (as defined below) for the distribution period applicable to that regular distribution date;

•

second, (1) to the extent the available expense amount for that distribution period exceeds the actual trust expenses for that distribution period, to the expense reserve account in the amount of the excess and (2) to the extent actual trust expenses exceed (x) the available expense amount for that distribution period and (y) any amounts available in the expense reserve account to the trustee in an amount not to exceed all remaining unpaid trust expenses for that distribution period; and

•

third, to you and to the other holders of the outstanding trust certificates, pro rata, in accordance with the principal balances of the trust certificates.

As a result, since payments received by the trustee in respect of the underlying debt securities will be applied first to satisfy trust expenses for that period and then to the expense reserve account, it is possible that you may not for a given period receive a distribution on your trust certificates.  Unless otherwise specified in the applicable prospectus supplement, periodic expenses of the trust will be paid in the manner described under “Description of the Trust Agreement–The trustee.”

The term “available funds” for any regular distribution date or the final scheduled distribution date of the trust certificates means the sum of all amounts received by the trustee on or with respect to the underlying debt securities held as assets of the particular trust from but excluding the previous regular distribution date (or, if none, the initial issue date of the trust certificates) to and including that regular distribution date or the final scheduled distribution date, as the case may be, exclusive of any amounts received by the trustee during that period and distributed on a special distribution date as described in the immediately succeeding paragraph, plus income on eligible investments made by the trustee (as described below).

The chart below illustrates the distribution of payments to certificate holders.

If the trustee receives a payment on any underlying debt securities held as assets of the particular trust after the date on which that payment was due then the trustee will make a special pro rata distribution of that payment immediately following receipt of that payment.  No additional amounts will accrue on any trust certificates or be owed to certificate holders as a result of the receipt of a payment on an underlying debt security after the date that the payment is due.  However, any additional interest owed and paid by the related issuer of those underlying debt securities to the trustee as a result of a delay will be distributed to the certificate holders on a pro rata basis.

Upon any redemption or at maturity of underlying debt securities, the principal and any premium and interest received by the trustee will be allocated to the holders of the trust certificates, pro rata, in accordance with the outstanding principal balances of their trust certificates, and each certificate holder's aggregate principal balance will be reduced by an amount equal to its pro rata share of the principal amount of those underlying debt securities paid upon redemption or at maturity, exclusive of any premium.

Distributions on the trust certificates on each regular distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying debt securities held as assets of the particular trust to make a required payment on its due date will be made to the certificate holders as of the record date preceding the regular distribution date or special distribution date, as the case may be, by check mailed to each of those certificate holders at its address of record. Principal, premium, interest and other distributions on the trust certificates on the final scheduled distribution date, on any special distribution date resulting from the redemption of underlying debt securities held as assets of the particular trust or upon the occurrence of an event requiring removal of underlying debt securities from the assets of the particular trust under the circumstances described in this prospectus or in the applicable prospectus supplement will be made in immediately available funds against presentation and surrender of those trust certificates.  Notwithstanding the foregoing, distributions on trust certificates represented by a global trust certificate will be made to DTC or its nominee, as holder of the global certificate, as described below under “–Book-entry issuance.”

The trustee will invest all amounts that it receives on or with respect to the underlying debt securities held as assets of the particular trust that are not able to be distributed to certificate holders on the date of receipt, or that are held in the expense reserve account, in eligible investments (as defined below).  Income on eligible investments will constitute property of the particular trust and will be included in available funds. “Eligible investments” means investments which are consistent with the particular trust's status as a grantor trust for U.S. federal income tax purposes and acceptable to the applicable rating agencies as being consistent with their ratings of the trust certificates. As specified in the related trust agreement, eligible investments may include, among other investments, U.S. government and agency obligations, repurchase agreements, demand and time deposits and commercial paper. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day preceding the immediately succeeding distribution date.

Removal of underlying debt securities

A removal event with respect to specific underlying debt securities held by a trust will occur if:

•

the debt securities were issued by an issuer whose underlying debt securities represent 10% or more of the aggregate principal amount of all underlying debt securities held by the trust and the issuer is, at any time, not filing periodic reports with the SEC under the Exchange Act or, in the case of certain government-sponsored enterprises, not making its information publicly available,  and the obligations of that issuer are not (1) fully and unconditionally guaranteed by an eligible issuer (and all requirements of Rule 3-10 of Regulation S-X are satisfied) or (2) assumed by an eligible issuer; or

•

an event of default has occurred with respect to any underlying debt securities.

If a removal event occurs, then the trustee, within two business days following the receipt of written notice from the applicable underlying debt security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, or from the administrative agent, in the case of a non-filing event, will deliver to the holders of the trust certificates notice of that removal event and, within 12 business days following its receipt of the written notice or its actual knowledge of a payment default, will remove the underlying debt securities from the assets of the particular trust and will distribute the underlying debt securities to the holders of the trust certificates on a pro rata basis.  If, however, at the time of the removal event the trust has organizational or similar expenses that have not been amortized fully by the trust, the trust may retain underlying debt securities, and not distribute them to you, in an amount equal to your pro rata portion of these expenses.

A tax wind-up event will occur with respect to a trust if the trustee for the trust has obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that at such time, or within 90 days of the date thereof, the trust is, or would be, subject to more than an insignificant amount of taxes, duties or other governmental charges.

An investment company wind-up event will occur with respect to a trust if the trust ceases to be exempt from registration under the Investment Company Act of 1940, as amended.

A removal event also will occur with respect to all the assets of the trust if, at any time, there are not at least three issuers of the underlying debt securities of the trust.  Following a removal event of this kind, a trust wind-up event will occur and the trust will dissolve.

The administrative agent will be required to give written notice to the trustee of the occurrence of a tax wind-up event or an investment company wind-up event.  If a tax wind-up event or an investment company wind-up event occurs with respect to a trust, then the trustee, within two business days following the receipt of written notice from the administrative agent, will deliver to the holders of the trust certificates notice of the event and, within 12 business days following its receipt of the written notice, will remove all of the underlying debt securities from the assets of the particular trust and will distribute the underlying debt securities to the holders of the trust certificates on a pro rata basis.  If, however, at the time of the tax wind-up or investment company wind-up event the trust has organizational or similar expenses that have not been amortized fully by the trust, the trust may retain underlying debt securities, and not distribute them to you, in an amount equal to your pro rata portion of these expenses.  Following a tax wind-up event or an investment company wind-up event, we will dissolve the trust.

Following a removal event, tax wind-up event or investment company wind-up event, if the trustee cannot distribute all of the underlying debt securities that you and each other holder of trust certificates would otherwise be entitled to receive, because of a failure to satisfy the authorized minimum denominations of these underlying debt securities, the trustee will deliver (1) underlying debt securities in integral multiples of the authorized denominations to you and each other holder and (2) underlying debt securities attributable to the fractional amount of underlying debt securities to which you and each other holder would be entitled, were there no authorized minimum denomination requirement, to the administrative agent.  The administrative agent will use its reasonable efforts to sell your pro rata share of those underlying debt securities attributable to fractional amounts.  Upon the sale, the administrative agent will promptly deliver the proceeds received from each of those sales (less fees of the administrative agent) to the trustee for distribution to you.

Upon the occurrence of any removal event, your aggregate principal balance of trust certificates will be reduced by an amount equal to the pro rata share of the principal amount of the underlying debt securities so removed from the assets of the particular trust.  You will be the registered holder of underlying debt securities distributed to you after a removal event, tax wind-up event or investment company wind-up event, distributed in definitive form, and you will be the beneficial owner of underlying debt securities, distributed in book-entry form.  The position of beneficial owners of underlying debt securities, will be determined by reference to the book-entry system of DTC and, in other cases, other clearing systems, for example Euroclear and Clearstream Luxembourg, and will be substantially similar to the position of the beneficial owners of a global security summarized in this prospectus with respect to the trust certificates.

Sale procedures

Unless otherwise specified in the applicable prospectus supplement, in connection with any sale of any underlying debt securities following a removal event, tax wind-up event or investment company wind-up event, the administrative agent named in the applicable prospectus supplement will use its reasonable efforts to sell those underlying debt securities to the highest of not less than three solicited bidders (which bidders may include the administrative agent).  However, neither the administrative agent nor any of its affiliates is obligated to bid for those underlying debt securities, and the administrative agent will use its reasonable efforts to solicit at least three bids from financial institutions with invested assets or assets under management of at least $100 million that are not affiliates of the administrative agent.  If the administrative agent receives less than three bids prior to the close of business on the second business day following its receipt of all underlying debt securities to be sold, the administrative agent will sell those underlying debt securities to the highest bidder of the bids received. In the sole judgment of the administrative agent, bids may be evaluated on the basis of bids for all or a portion of the underlying debt securities to be sold or any other basis selected in good faith by the administrative agent.

No assurance can be given as to whether the administrative agent will be successful in soliciting any bids to purchase the underlying debt securities to be sold following a removal event, tax wind-up event or investment company wind-up event as to the price of any bid relative to the principal amount of those underlying debt securities.  See “Risk Factors–A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates will result generally in the distribution of underlying debt securities to you, which could result in a loss on your investment.”

Survivor’s option

The “survivor’s option” is a provision in each trust certificate that provides that the trust agrees to repurchase, at the request of the authorized representative of the beneficial owner of a trust certificate who has died, part or all of that trust certificate, so long as that trust certificate was acquired by the beneficial owner at least six months prior to the request.

A trust will only repurchase a trust certificate as a result of the exercise of the survivor’s option to the extent that:

•

the underlying debt securities also have survivor’s option provisions that the trust can elect to exercise on behalf of the beneficial owner of that trust certificate; and

•

the issuer of the underlying debt securities honors the trust’s election.

We will indicate in the applicable prospectus supplement whether each underlying debt security has a survivor’s option.  You should be aware that a trust’s ability to exercise the survivor’s option with respect to an underlying debt security may be limited to a particular time period following the death of a beneficial owner of a trust certificate and will be subject to the specific conditions of the survivor’s option for each underlying debt security.

Each issuer of underlying debt securities that has a survivor’s option has agreed with us that the trust holding these underlying debt securities will be able to exercise the survivor’s option in the underlying debt securities on your behalf, in the same way that your authorized representative would be able to exercise the survivor’s option if you purchased the underlying debt securities directly from the issuer rather than through a trust.  In addition, each issuer of underlying debt securities that has a survivor’s option also has agreed with us that if the administrative agent purchases certificates in the open market to facilitate exercise of the survivor’s option by you, the administrative agent will be able to exercise the survivor’s option in the underlying debt securities related to those certificates.  The administrative agent, however,  is not required to make these open market purchases.

Upon the valid exercise of the survivor’s option and the proper tender of a trust certificate for repurchase, the trust will repurchase that trust certificate at a price equal to 100% of the aggregate principal amount of that certificate’s pro rata portion of all underlying debt securities that have effective survivor’s option provisions, plus accrued and unpaid interest to the date of the repurchase,  less future or unamortized trust expenses and any processing fees required to be paid to the trustee by the person exercising the survivor’s option.  These processing fees are currently $50 per transaction, and are subject to change without notice.

A trust will not repurchase any portion of a trust certificate that represents an interest in underlying debt securities that do not have effective survivor’s option provisions, but instead will distribute those underlying debt securities to the elector of the survivor’s option.  After this repurchase and, if applicable, distribution, the elector will no longer have an interest in the trust.

To be valid, the survivor’s option must be exercised by or on behalf of a person who has authority to act on behalf of the deceased beneficial owner of the trust certificate under the laws of the applicable jurisdiction (including, without limitation, the personal representative of or the executor of the estate of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner).  A beneficial owner of trust certificates is a person who has the right, immediately prior to the deceased person’s death, to receive the proceeds from the disposition of that trust certificate, as well as the right to receive payment of the principal of that trust certificate.

The death of a person holding a beneficial ownership interest in trust certificates as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of those trust certificates, and the entire principal amount of those trust certificates held in this manner will be subject to repurchase by us upon request, to the extent the underlying securities also have a survivor’s option provision. However, the death of a person holding a beneficial ownership interest in trust certificates as tenant in common with a person other than the deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in those trust certificates, and only the deceased beneficial owner’s percentage interest in the principal amount of those trust certificates will be subject to repurchase, to the extent the underlying securities also have a survivor’s option provision.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in trust certificates will be deemed the death of the beneficial owner of those trust certificates for purposes of the survivor’s option, regardless of whether that beneficial owner was the registered holder of those trust certificates, if the beneficial ownership interest can be established to the satisfaction of the applicable trustee.  A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife.  In addition, the beneficial ownership interest in trust certificates will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in those trust certificates during his or her lifetime.

An otherwise valid election to exercise the survivor’s option may not be withdrawn. An election to exercise the survivor’s option will be accepted in the order that it was received by the trustee, except for any trust certificate the acceptance of which would contravene any of the limitations described above.  Trust certificates accepted for repurchase through the exercise of the survivor’s option normally will be repurchased by the trustee on a quarterly basis.  At the end of each fiscal quarter, the trustee will aggregate all accepted exercises of the survivor’s option.  If, upon aggregation, the certificates to be repurchased pursuant to a valid exercise of the survivor’s option do not aggregate to an integral multiple of the authorized minimum denomination of each underlying debt security, the administrative agent may purchase in the open market the number of certificates necessary to make the certificates to be so repurchased equal an integral multiple of the authorized minimum denomination of each underlying debt security.  The administrative agent, however,  is not required to make these open market purchases.  On the first regular distribution date for the applicable trust that occurs 20 or more calendar days after the date of the completion of the aggregating process, to the extent that the trust receives, by such time, sufficient proceeds from the exercise of the survivor’s option contained in the related underlying debt securities, those survivor’s options accepted for repurchase will be so repurchased by the trust.  Tendered trust certificates that are not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all tendered trust certificates were originally tendered.  If a trust certificate tendered through a valid exercise of the survivor’s option is not accepted, the trustee will deliver a notice by first-class mail to the certificate holder that states the reason that those trust certificates have not been accepted for repurchase.

Since the trust certificates will be represented by a global trust certificate, DTC or its nominee will be treated as the certificate holder and will be the only entity that can exercise the survivor’s option for the trust certificates.  To obtain repurchase of trust certificates pursuant to exercise of the survivor’s option, the deceased beneficial owner’s authorized representative must provide the following items to its broker or other entity through which the beneficial interest in those trust certificates is held by the deceased beneficial owner:

•

appropriate evidence satisfactory to the trustee that:

(1)

the deceased was the beneficial owner of the trust certificates at the time of death and his or her interest in the trust certificates were acquired by the deceased beneficial owner at least six months prior to the request for repayment;

(2)

the death of the beneficial owner has occurred and the date of death; and

(3)

the representative has authority to act on behalf of the deceased beneficial owner;

•

if the beneficial interest in the trust certificates is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from the nominee attesting to the deceased’s beneficial ownership of those trust certificates;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•

if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that the trustee reasonably requires in order to establish the validity of the beneficial ownership of the trust certificates and the claimant’s entitlement to payment; and

•

any additional information the trustee requires to evidence satisfaction of any conditions to the exercise of the survivor’s option or to document beneficial ownership or authority to make the election and to cause the repayment of the trust certificates.

In turn, the broker or other entity will deliver each of these items to the trustee and will certify to the trustee that the broker or other entity represents the deceased beneficial owner.

Each trust retains the right to limit the aggregate principal amount of trust certificates as to which exercises of the survivor’s option will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the survivor’s option will be determined by the trustee, in its sole discretion, which determination will be final and binding on all parties.

Notices

Notices to certificate holders will be made by first class mail, postage prepaid, to the addresses that appear on the security register maintained by the trustee. If the trust certificates are listed on a U.S. national or international securities exchange, the notices will also be disseminated in accordance with the rules and regulations of that exchange.

Book-entry issuance

Unless otherwise specified in the applicable prospectus supplement, the trust certificates will each initially be represented by one or more global trust certificates registered in the name of the nominee of DTC. So long as the trust certificates are represented by one or more global trust certificates, DTC's nominee will be the sole certificate holder under the related trust agreement. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No purchaser of any trust certificate will be entitled to receive a trust certificate representing the purchaser’s interest registered in its name, except as set forth below under “–Definitive trust certificates.”

DTC will act as securities depositary for all of the trust certificates.  Cross-market transfers of trust certificates, if any, will be effected in DTC on behalf of Euroclear or Clearstream Luxembourg, as participants in DTC, in accordance with the rules of DTC. However, these cross-market transfers will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global trust certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants of Euroclear or Clearstream Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg, as the case may be.

Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing a beneficial interest in a global trust certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as applicable) immediately following the DTC settlement date. Credit of a transfer of a beneficial interest in a global trust certificate settled during that processing day will be reported to the applicable Euroclear or Clearstream Luxembourg participant on that day. Cash received in Euroclear or Clearstream Luxembourg as a result of a transfer of a beneficial interest in a global trust certificate by or through a Euroclear or Clearstream Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the applicable Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in DTC.

DTC, Euroclear and Clearstream Luxembourg

The information set out below in connection with DTC, Euroclear and Clearstream Luxembourg is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect, and material changes in, or reinterpretations of, any of the foregoing will be described in the applicable prospectus supplement. The information about each of them set forth below has been obtained from sources that we believe to be reliable, but we do not take, and no underwriter or placement agent takes any responsibility for the accuracy or completeness of the information.  We will not, and no underwriter or placement agent will, have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the trust certificates held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Although DTC, Euroclear and Clearstream Luxembourg have agreed to the following procedures described in this section in order to facilitate transfers of interests in the trust certificates among participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.  We do not assume, and no underwriter or placement agent assumes, any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and may in the future include certain other organizations (“DTC participants”). Indirect access to the DTC system is also available to other banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (“indirect DTC participants”). DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, and rules applicable to DTC and its participants are on file with the SEC.

Transfers of ownership or other interests in the trust certificates in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. DTC has no knowledge of the actual beneficial owners of trust certificates. DTC's records reflect only the identity of the DTC participants to whose accounts the trust certificates are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the trust certificates to their customers.

So long as DTC, or its nominee, is the holder of a global trust certificate, distributions on a global trust certificate will be made in immediately available funds to DTC. DTC's practice is to credit DTC participants' accounts on the applicable payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the DTC participants and not of DTC or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the trustee. Disbursement of payments to DTC participants will be DTC's responsibility and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the global trust certificates will hold their interests through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests in a global trust certificate to pledge their interests to persons or entities that do not participate in DTC, or otherwise take actions with respect to their interests, may be limited.

Ownership of interests in the global trust certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities which they own.  Consequently, the ability to transfer beneficial interests in the global trust certificates is limited to that extent.

Delivery of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event or the redemption of any underlying debt securities, notices will be sent to Cede & Co., DTC’s nominee.  If less than all of the principal balance of the global trust certificates is affected, DTC will reduce the amount of the interest of each DTC participant in those global trust certificates on a pro rata basis.

According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants (as defined below) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./N.V. (the “Euroclear operator”), under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the “cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to trust certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear operator and by Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for Clearstream Luxembourg participants (as defined below) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Clearstream Luxembourg participants”).  Indirect access to Clearstream Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to trust certificates held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Definitive trust certificates

The trust certificates represented by a global trust certificate will be exchangeable for definitive trust certificates if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global trust certificates or we determine that DTC is unable to continue as depositary, and we then fail to appoint a successor depositary to DTC within 60 calendar days or (2) we, in our sole discretion, at any time determine not to have trust certificates represented by global trust certificates. Any trust certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive trust certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in those names as DTC directs.

Unless otherwise specified in the applicable prospectus supplement, the paying agent for the trust certificates will be named in the applicable prospectus supplement. See “–Notices.”

In the event definitive trust certificates are issued, the holders of definitive trust certificates will be able to transfer their trust certificates, in whole or in part, by surrendering them for registration of transfer at the office of the trustee, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the trustee. Upon surrender, the trustee will authenticate and deliver new trust certificates to the designated transferee in the aggregate principal balance being transferred, and a new trust certificate for any principal balance not being transferred will be issued to the transferor.

The trustee will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other government charge payable in connection with the transfer.

Trading

Secondary trading in notes and debentures of corporate issuers like the underlying debt securities generally is settled in clearing house or next day funds. By contrast, except for trades involving Euroclear and Clearstream Luxembourg participants, beneficial interests in the trust certificates will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the trust certificates will therefore settle in immediately available funds, subject in all cases to the rules and operating procedures of DTC. This requirement may affect trading activity in the trust certificates.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in immediately available funds, while transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

DESCRIPTION OF THE TRUST AGREEMENT

General

The trust certificates of each trust will be issued pursuant to its trust agreement, which, unless otherwise specified in the applicable prospectus supplement, will contain the provisions summarized below.  The following summary of several provisions of each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the trust agreements, to which we refer you for a full description of these provisions, including the definition of some of the terms used in this prospectus.

The trustee

The applicable prospectus supplement will specify the name of the trustee for holders of the trust certificates of the particular trust pursuant to the related trust agreement. The trustee will be entitled to receive a fee for its services as trustee for holders of the trust certificates of the particular trust. In addition, the trustee will incur legal, accounting, rating agency, exchange listing, administrative agent and other expenses from time to time on behalf of the particular trust. On each regular distribution date, the trustee will designate out of the interest and, if necessary, principal, if any, payments received by it on the underlying notes as trust expenses of the particular trust an amount equal to the product of (1) the aggregate principal balance of the outstanding trust certificates of the trust on the business day immediately preceding that regular distribution date and (2) a percentage specified therefor in the applicable prospectus supplement, which amount we refer to as the “available expense amount.”

If actual trust expenses for the distribution period applicable to that regular distribution date are less than the available expense amount for that distribution period, the balance will be deposited in a segregated interest-bearing reserve account, which we refer to as the “expense reserve account,” and applied to the payment of actual trust expenses of the trust in future distribution periods.

If actual trust expenses for the distribution period applicable to that regular distribution date exceed the available expense amount for that distribution period, the trustee will apply funds on deposit in the expense reserve account (including net investment earnings on such funds as described more fully below), if any, to the payment of the excess actual trust expenses.

If the trust expenses are equal to or greater than the available expense amount and all funds on deposit in the expense reserve account, no distribution will be made to certificate holders for that distribution period.  Any remaining unpaid trust expenses will be paid pursuant to the above procedures on the next regular or special distribution date.

Funds on deposit in each expense reserve account will be invested by the trustee in eligible investments and held separate and apart from, and not commingled with, any other moneys (including those held in expense reserve accounts relating to the trust certificates of other trusts) held by the trustee. As described above, any net investment earnings on funds on deposit in an expense reserve account will be applied toward the payment of actual trust expenses of the particular trust. If all actual trust expenses upon the final distribution to holders of trust certificates of the particular trust of all amounts due on the underlying debt securities held as assets of that trust are paid in full, all remaining funds on deposit in the related expense reserve account will be distributed to the holders on a pro rata basis.

The trustee under each trust agreement may resign or may be removed by us at any time, in which event we will be obligated to appoint a successor trustee. Any successor trustee must be a bank or trust company organized, in good standing, doing business, and authorized to exercise corporate trust powers, under the laws of the United States or any state of the United States, have combined capital and surplus of at least $200,000,000 (or be a wholly owned subsidiary of a bank holding company having a combined capital and surplus of at least $200,000,000), and be subject to supervision or examination by U.S. federal or state banking authorities. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  There will be at all times a Delaware Trustee who is either a natural person who is a resident of the State of Delaware or an entity with its principal place of business in the State of Delaware and otherwise meets the applicable requirements of law.

Each trust agreement will provide that we will indemnify the trustee and any director, officer, employee or agent of the trustee, and we hold them harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the trust certificates of the particular trust or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (1) that constitutes a specific liability of the trustee under the trust agreement or (2) incurred by reason of willful misconduct, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach or reckless disregard of the trustee's obligations and duties under the trust agreement.

Administrative agent

The administrative agent under each trust agreement will be named in the applicable prospectus supplement. Pursuant to each trust agreement or an administrative agent agreement, the administrative agent will act on behalf of the related certificate holders in connection with the sale of underlying debt securities following a removal event, tax wind-up event or investment company wind-up event and will be required to perform only those duties that are specifically applicable to it as set forth in the trust agreement.

Each trust agreement will provide that the administrative agent will have no liability to holders of the trust certificates for any act or omission except as a result of its willful misconduct, bad faith or gross negligence. The administrative agent may assign any and all of its duties, obligations and rights as administrative agent under a trust agreement to any of its affiliates. The administrative agent under each trust agreement may resign or be removed by us at any time, in which event we will be obligated to appoint a successor administrative agent.

Voting rights of the trust certificates

The voting rights of the trust certificates of the particular trust will be allocated among the holders of the trust certificates of the trust in proportion to the principal balance of their then outstanding trust certificates held on any date of determination or as otherwise specified in the applicable prospectus supplement.

Amendment

Unless otherwise specified in the applicable prospectus supplement, each trust agreement may be amended by the trustee, the Delaware trustee and us, without notice to or consent of the certificate holders, for specified purposes, including:

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to cure any ambiguity in the trust agreement;

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to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision in the trust agreement;

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to add to the trust's covenants, restrictions or obligations, for the benefit of the related certificate holders;

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to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended; or

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to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, each trust agreement also may be amended from time to time by the trustee, the Delaware trustee and us, with the consent of the holders of a majority in aggregate principal balance of the then outstanding trust certificates issued under the trust agreement, for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of the holders of the trust certificates.  However, the consent of the holders of all the outstanding trust certificates will be required in the event any amendment would:

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alter the pass-through nature of any payments received with respect to the underlying debt securities held as assets of the particular trust or the amount or timing of their distribution to holders of the trust certificates;

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reduce the principal balance of the trust certificates except upon payment on the final scheduled distribution date or upon the removal or redemption of the underlying debt securities held as assets of the particular trust under the circumstances described in this prospectus or in the applicable prospectus supplement; or

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reduce the percentages required for the consent to any amendment with the consent of the holders of the trust certificates.

Notwithstanding anything to the contrary contained in this prospectus, no trust agreement may be amended if any the amendment would:

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require the particular trust to be registered under the Investment Company Act of 1940, as amended;

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cause the particular trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the particular trust for U.S. federal income tax purposes;

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result in a sale or exchange of any trust certificate issued under the trust agreement for tax purposes;

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result in a downgrade or withdrawal by any rating agency specified in the applicable prospectus supplement of its then current rating of the trust certificates issued pursuant to the prospectus supplement;

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change or add any removal event, tax wind-up event or investment company wind-up event;

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substitute underlying debt securities of an issuer as assets of the particular trust for debt securities of another issuer; or

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modify the provisions of the trust agreement in a manner that would permit the trustee or the related certificate holders to declare or waive an event of default in respect of the underlying debt securities held as assets of the particular trust.

Voting of underlying debt securities

Except as otherwise specified in the applicable prospectus supplement, the trustee, as holder of the underlying debt securities held as assets of the particular trust, has the right to vote and give consents and waivers with respect to those underlying debt securities or to tender underlying debt securities pursuant to tender offers made with respect to those underlying debt securities, but will do so only if and as directed in writing by holders of the related outstanding trust certificates; provided, however, that while the underlying debt securities remain assets of the particular trust neither the trustee nor the related certificate holders will be permitted to vote to (1) take any action that would affect the conditions under which those underlying debt securities may be removed as assets of that trust or (2) declare an event of default in respect of those underlying debt securities or to waive any event of default under those securities.  In the absence of any written direction from the holders of the related trust certificates, the trustee will not exercise any voting, consent or waiver rights with respect to the underlying debt securities held as assets of the particular trust.

Holders of a majority in aggregate principal balance of the then outstanding trust certificates issued by the particular trust will have the right to direct any proceeding for any remedy with respect to any underlying debt security held as an asset of that trust that is available to the trustee as holder of the underlying debt security. These holders also have the right to direct the trustee to direct any proceeding for any remedy available to the applicable indenture trustee.

Notwithstanding anything to the contrary contained in this prospectus or in the applicable prospectus supplement, upon request of any certificate holder, the trustee, on behalf of that certificate holder, will enforce any of its rights against the related issuers of underlying debt securities held as assets of the particular trust or any underwriter or placement agent, as applicable, under U.S. federal or state securities laws as the purchaser of those underlying debt securities. See also “–Assignment of claims; distribution of underlying debt securities.” Accordingly, the trustee's enforcement of these rights will be pursued for each certificate holder upon its request, and the action pursued by the trustee as requested by any certificate holder may differ from that pursued by the trustee as requested by any other certificate holder.

The trustee is required to notify all holders of the trust certificates of the particular trust of any notice of default received from the related indenture trustee or other agent of the related issuer with respect to any underlying debt security held as an asset of that trust.

Meetings of holders

Unless otherwise specified in the applicable prospectus supplement, holders of trust certificates issued by the particular trust may take any action at a separate meeting of holders of those trust certificates convened for that purpose or by written consent. The trustee will mail to each of these holders a notice of any meeting at which those holders are entitled to take any action or notice of any matter upon which action by written consent of those holders is to be taken. Each of these notices will include a statement setting forth the following information:

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the date of the meeting or the date by which the action is to be taken;

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a description of any resolution proposed for adoption at the meeting in which holders are entitled to take any action or of the matter upon which written consent is sought; and

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instructions for the delivery of proxies or consents.

Assignment of claims; distribution of underlying debt securities

Under each trust agreement, the trustee, as purchaser of the underlying debt securities held as assets of the particular trust, will assign to the related certificate holders its rights against the issuers of those underlying debt securities and each applicable underwriter or placement agent, as the case may be, under the U.S. federal and state securities laws with respect to its purchase of those underlying debt securities. Accordingly, purchasers of the trust certificates issued under each trust agreement may proceed directly against the related issuers of those underlying debt securities and each applicable underwriter or placement agent, as the case may be, to enforce those rights without first proceeding against the particular trust, the trustee or any other entity.

Under each trust agreement, the trustee will be required to remove from the assets of the particular trust the underlying debt securities of any issuer, in whole and not in part, for which removal of those underlying debt securities is required to effectuate a final judgment or decree which requires a right of rescission with respect to those underlying debt securities in connection with any action brought under U.S. federal or state securities laws in respect of those underlying debt securities.

Replacement trust certificates

If a trust certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York, upon payment by the holder of those expenses as may be reasonably incurred by the trustee in connection with the replacement and the furnishing of whatever evidence and indemnity as the trustee may reasonably require.

Mutilated trust certificates must be surrendered before new trust  certificates will be issued.

Governing law

The trust certificates and the related trust agreement will each be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. INCOME TAX CONSEQUENCES

The following discussion sets forth the material U.S. federal income tax consequences of the ownership and disposition of the trust certificates and is based on the Code, the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “Service”), all as in effect on the date of this prospectus. In addition, the applicable prospectus supplement will contain additional disclosure, if any, related to material U.S. federal income tax consequences of the ownership or disposition of the trust certificates described in that prospectus supplement. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis.  This discussion represents the opinion of tax counsel to each trust, subject to the qualifications set forth in this prospectus. This discussion does not purport to address the U.S. federal income tax consequences either to special classes of taxpayers (including banks, other financial institutions, insurance companies, mutual funds, broker-dealers, tax-exempt organizations and persons that hold the trust certificates as part of a straddle, hedging or conversion transaction) or to taxpayers that hold interests in each trust through other persons (including stockholders, partners, or trust beneficiaries). This discussion assumes that the trust certificates will be held by the holders as capital assets as defined in the Code and that the underlying debt securities are properly characterized as debt for U.S. federal income tax purposes. The discussion is generally limited to the initial investors in the trust certificates. No information is provided in this prospectus with respect to any foreign, state or local tax consequences of the ownership and disposition of the trust certificates or any U.S. federal alternative minimum tax or estate and gift tax considerations. The following discussion applies only to a U.S. Holder (as defined below).

Prospective investors are urged to consult their own tax advisors with regard to the U.S. federal tax consequences of purchasing, holding and disposing of trust certificates in their own particular circumstances, as well as the tax consequences arising under the U.S. federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which the prospective investors may be subject.

For purposes of this discussion, “U.S. Holder” means a holder that is: a citizen or resident of the United States; a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions; or a trust that has elected to be treated as a “domestic trust” or a partnership to the extent the interests in the trust are beneficially owned by any of the persons described in this sentence.

Tax status of each trust

In the opinion of Morrison & Foerster LLP (“U.S. Federal Tax Counsel”), no trust will be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. We anticipate that each trustee will take the position that each trust will constitute a grantor trust for U.S. federal income tax purposes. Accordingly, no trust will be subject to U.S. federal income tax and each certificate holder will be subject to U.S. federal income taxation as if it owned directly the portion of the underlying debt securities allocable to the trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the particular trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the particular trust. No assurance can be given that the Service will agree with the foregoing characterization of trust or that if challenged that the characterization will prevail.

For example, if a trust were to be classified as a tax partnership instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying debt securities by the trust would be allocated to the certificate holders as the partners in a tax partnership according to their respective interests in the trust.  The amount of income reportable by the certificate holders as partners in a tax partnership could differ from that reportable by the certificate holders as holders of interests in a grantor trust. A cash basis certificate holder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust. As a result, the certificate holder might be taxed on an amount of income greater than the amount of interest received on the trust certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificate holders. Certificate holders should consult their own tax advisors regarding the effect upon them that any re-characterization may have.

Because each trustee will treat the particular trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust, including the one discussed above.

The following discussion assumes that each trust is, and the trust certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

Income of U.S. certificate holders

Interest Income and Original Issue Discount. In the opinion of the U.S. Federal Tax Counsel, the trust certificates represent interests in 100% of the liquidation amount of the underlying debt securities and 100% of the distributions payable on the underlying debt securities. Assuming the underlying debt securities are purchased by the trust at par and subject to the discussion in the paragraph below, each trust intends to take the position that the trust certificates do not represent an interest in securities having original issue discount. Based upon the foregoing and assuming the trust certificates are purchased at par, it is reasonable for each holder to report on its U.S. federal income tax return, in a manner consistent with its method of tax accounting, its share of the income earned by the related trust with respect to the underlying debt securities, including any prepayment premium attributable to the redemption of an underlying debt security by the issuer of the underlying debt security.

Market Discount. In the opinion of the U.S. Federal Tax Counsel, to the extent that a holder is deemed to have purchased its pro rata undivided interest in an underlying debt security at a discount (i.e., the purchase price of a trust certificate allocable to the underlying debt security is less than either (1) the security's stated redemption price or (2) in a case where the underlying debt security has been issued with original issue discount, its adjusted issue price and the discount is more than a de minimis amount) the holder will be required to treat any principal payments on, or any gain realized upon the disposition or retirement of, the underlying debt security as interest income to the extent of the market discount that accrued while that certificate holder held the trust certificate. Market discount is considered to be de minimis if it is less than one-quarter of one percent of the underlying debt security's stated redemption price multiplied by the number of complete years to maturity remaining after the holder acquired the trust certificate.  Alternatively, instead of including market discount when principal payments are made, when the bond is sold or redeemed, etc., a U.S. Holder may elect to include market discount in income on a current basis. A U.S. Holder of a trust certificate that defers rather than currently includes market discount may be required to also defer the deduction for a portion of the interest on any indebtedness incurred or continued to purchase or carry the trust certificate, until the deferred income is realized.

Bond Premium. In the opinion of the U.S. Federal Tax Counsel, to the extent a holder is deemed to have purchased its pro rata undivided interest in an underlying debt security at a premium (i.e., the purchase price of a trust certificate allocable to an underlying debt security exceeds the total amount payable on the underlying debt security other than qualified stated interest), the premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate holder's basis) under a constant yield method over the term of the underlying debt security provided an election under Section 171 of the Code is made or was previously in effect.  Because this election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter, the U.S. Holder should consult its own tax advisor before making the election.

Deductibility of trust's fees and expenses

In the opinion of the U.S. Federal Tax Counsel, in computing its U.S. federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by each trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for the holder's share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale or exchange by holders

In the opinion of the U.S. Federal Tax Counsel, if a trust certificate is sold or exchanged for a different security or redeemed, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or redemption and the holder's adjusted basis in the trust certificate. A holder's adjusted basis in a trust certificate will equal (1) the holder's cost, increased by any unpaid original issue discount and market discount includible in income with respect to the trust certificate prior to its sale and (2) reduced by principal payments, if any, previously received with respect to the trust certificate and any bond premium amortization previously applied to offset interest income. Except to the extent that the amount realized from disposing of a trust certificate represents payment for qualified stated interest that has been accrued but not yet taken into income, the gain or loss recognized on the sale, exchange or redemption of a trust certificate will generally be capital gain or loss if the trust certificate was held as a capital asset.

Removal of underlying debt securities

In the opinion of the U.S. Federal Tax Counsel, the removal of the underlying debt securities from a trust and corresponding distribution of the underlying securities to the related certificate holders upon the occurrence of a removal event, tax wind-up event or investment company wind-up event described in this prospectus will not in and of itself result in gain or loss to those certificate holders. A certificate holder, however, should allocate a portion of its basis in its trust certificate to the removed underlying debt security based on the relative values of the different underlying debt securities at the time the trust certificate was purchased.  If a fractional amount of a removed underlying debt security is sold by the administrative agent on behalf of the certificate holder (instead of being distributed to the certificate holder), then the certificate holder will have gain (or loss), respectively, to the extent the proceeds from the sale exceed (or fall short of) the basis allocated to the removed underlying debt security. This gain or loss generally would be characterized as capital gain or loss if the trust certificate was held as a capital asset.

Information reporting and backup withholding

Backup withholding of U.S. federal income tax may apply to payments made with respect to a trust certificate to a registered owner who is not an “exempt recipient” and who fails to provide identifying information (for example, the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and various other entities are exempt recipients. Payments made with respect to a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption.

In addition, upon the sale of a trust certificate to (or through) a “broker,” the broker must backup withhold on the entire purchase price, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides identifying information in the required manner.  A sale must also be reported by the broker to the Service, unless the broker determines that the seller is an exempt recipient.

Any amounts withheld under the backup withholding rules from a payment to a certificate holder would be allowed as a refund or a credit against the certificate holder's U.S. federal income tax, provided that the required information is furnished to the Service.

State and local tax considerations

Potential holders should consider the state and local tax consequences of the purchase, ownership and disposition of the trust certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the trust certificates.

EMPLOYEE RETIREMENT INCOME SECURITY ACT CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA and on collective investment funds, separate accounts and various other entities in which these plans are invested, including insurance company separate and general accounts (all of which are referred to in this prospectus as “ERISA Plans”), and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to these ERISA Plans. The Code also imposes various requirements on ERISA Plans and on other retirement plans and arrangements that are not subject to ERISA, including individual retirement accounts and Keogh plans (these ERISA Plans and other plans and arrangements are referred to in this prospectus as “Plans”).

Before proceeding with an investment in trust certificates on behalf of a Plan, the person with investment discretion on behalf of the Plan (the “Plan Fiduciary”) should review with its legal advisors whether the purchase or holding of trust certificates would be a suitable investment for the Plan. The following discussion and any discussion in a related prospectus supplement is not intended to be exhaustive, but illustrative of some of the legal issues which may be of concern to a Plan Fiduciary considering an investment in trust certificates on behalf of a Plan. Because of the many factual patterns which may develop in connection with the purchase or holding of trust certificates, independent advice should be sought regarding each Plan's particular situation.

ERISA's fiduciary standards

Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.  Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the trust certificates, including the role that an investment in the trust certificates plays in the ERISA Plans' investment portfolio.  Each Plan Fiduciary of an ERISA Plan, before deciding to invest in the trust certificates, must be satisfied that an investment in the trust certificates is a prudent investment for the ERISA Plan, that the investments of the ERISA Plan, including the investment in the trust certificates, are diversified so as to minimize the risk of large losses and that an investment in the trust certificates complies with the ERISA Plan and related trust documents.

Prohibited transaction rules

Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in a broad range of transactions with persons (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have specified relationships to the Plan. The types of transactions between Plans and Parties in Interest that are prohibited include: (1) sales, exchanges or leases of property, (2) loans or other extensions of credit and (3) the furnishing of goods and services. Parties in Interest that participate in a non-exempt prohibited transaction may be subject to an excise tax under ERISA or the Code. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by these persons and various other liabilities that may have a significant adverse effect on these persons.

An investment in trust certificates by a Plan might result in the underlying debt securities or other assets of a trust being deemed to constitute assets of that Plan, which in turn would mean that these assets, and various underlying aspects of the investment, including the operation of the trust, would be subject to the prohibited transaction rules of ERISA and Section 4975 of the Code. In addition, it might also mean that the Plan Fiduciary deciding to invest in the trust certificates may be regarded as having delegated fiduciary responsibility to each related trustee with respect to the investment. Under regulations issued by the U.S. Department of Labor (the “Plan Asset Regulations”), the assets of a trust would be treated as assets of a Plan that acquires trust certificates unless one of the exceptions contained in the Plan Assets Regulations is applicable. No assurance can be given as to whether any of the exceptions set forth in the Plan Asset Regulations will apply to a trust and, thus, an acquisition of trust certificates by one or more Plans could result in the trust's assets being treated as assets of Plan investors. For example, under the Plan Asset Regulations, the assets of a trust would not be considered assets of a Plan if the trust certificates constitute “publicly offered securities.”  For this purpose, a publicly-offered security is a security that is:

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freely transferable;

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part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other; and

•

either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year.

The applicable prospectus supplement will indicate if the depositor believes a class of trust certificates may constitute “publicly offered securities.” Under the Plan Asset Regulations, the assets of a trust also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors.” For this purpose, benefit plan investors are defined to include Plans as well as other types of employee benefit plans that are not subject to ERISA or Section 4975 of the Code (for example, governmental plans and foreign plans). Unless an applicable prospectus supplement provides otherwise, either the initial sales of the trust certificates nor any subsequent transfers of the trust certificates will be monitored to comply with the 25% limit described above.

Each trust has been structured with the intention that, if the trust's assets were treated as assets of any Plan, the operations of the trust, and functions of the trustee, will be restricted to limit the exercise of discretion on the part of the related trustee, in order to minimize the potential for prohibited transactions. Nevertheless, each Plan Fiduciary contemplating an investment in the trust certificates should consult with its legal advisors and review all of the terms of the trust agreement and the underlying debt securities. In addition, Plan Fiduciaries cannot purchase trust certificates on behalf of a Plan unless an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to the purchase of the trust certificates and, if applicable, to the holding and disposition of the trust certificates and to the underlying transactions of a trust. For example, various exemptions may apply if the Plan Fiduciary is a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption (“PTE”) 84-14 and PTE 96-23, respectively), and the other conditions to the applicability of PTE 84-14 or PTE 96-23 are satisfied with respect to the acquisition of the trust certificates and, if applicable, to the continued holding and disposition of the trust certificates as well as to the underlying transactions of the trust. Alternatively, other exemptions may apply if the Plan is an insurance company separate or general account or a bank collective investment fund and the conditions to the applicability of PTE 90-1 (for insurance company pooled separate accounts), PTE 95-60 (for insurance company general accounts) or PTE 91-38 (for bank collective funds) are satisfied so that one of those PTEs applies to the acquisition of the trust certificates and, if applicable, to the continued holding and disposition of the trust certificates, as well as to the underlying transactions of the trust.

Each Plan Fiduciary must be sure that any applicable exemption applies not only to the acquisition of the trust certificates but also, if applicable, to the continued holding and disposition of the trust certificates and to the underlying transactions of the trust. In this regard, there can be no assurance that even if the conditions specified in one or more of the PTEs are met that the scope of the relief provided by the PTEs covers all acts which might be construed as prohibited transactions. Accordingly, each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent that its acquisition of the trust certificates will not constitute or result in a non-exempt prohibited transaction. In addition, if the trust certificates do not constitute “publicly offered securities,” each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent that either:

•

the Plan is so represented in this regard by a QPAM or INHAM and will be so represented for so long as the Plan holds a trust certificate, and that the other conditions of PTE 84-14 or PTE 96-23 are and will at all times be satisfied;

•

the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied; or

•

the conditions of another applicable exemption are and will at all times be satisfied, so that in the case of this bullet point or the previous two, the applicable exemption applies to the purchase, continued holding and disposition of the trust certificates, as well as to the underlying securities of the trust.

In addition, if the trust certificates do not constitute “publicly offered securities,” the trust certificates generally should not be purchased by a Plan if the related trustee, the depositor, any underwriter or placement agent, the related issuers or any of their respective affiliates either:

•

has investment discretion with respect to the investment of the Plan's assets; or

•

regularly gives investment advice with respect to the Plan's assets for a fee, pursuant to an understanding that this advice will serve as a primary basis for investment decisions with respect to the Plan's assets and that this advice will be based on the particular investment needs of the Plan.

In addition, and regardless of the applicability of any of the PTEs described above, a prohibited transaction may still occur under ERISA or the Code where there are circumstances indicating that:

•

the investment in trust certificates is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA;

•

the investment constitutes an arrangement under which it is expected that a trust will engage in transactions which would otherwise be prohibited if entered into directly by the Plan purchasing the trust certificates;

•

the Plan, by itself, has the authority or influence to cause a trust to engage in these transactions; or

•

the Party in Interest may, but only with the aid of the Plan, cause a trust to engage in transactions with the Party in Interest.

Governmental plans and other exempt plans

Various employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, these plans are subject to prohibitions against various related-party transactions under Section 503 the Code, which prohibitions operate similar to the above-described prohibited transaction rules. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon the plan.

We express no view whether an investment in trust certificates (and any continued holding of the trust certificates), or the operation and administration of a trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local, or other law respecting the plan.

THE SALE OF TRUST CERTIFICATES TO PLANS IS IN NO RESPECT A REPRESENTATION BY A TRUST, THE RELATED TRUSTEE, THE DEPOSITOR, ANY UNDERWRITER OR PLACEMENT AGENT, THE RELATED ISSUERS, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE TRUST CERTIFICATES THAT THESE INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THESE INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN FIDUCIARY THAT PROPOSES TO CAUSE A PLAN TO PURCHASE THE TRUST CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA AND THE CODE TO THAT INVESTMENT AND WHETHER ANY EXEMPTION WOULD BE APPLICABLE AND DETERMINE ON ITS OWN WHETHER ALL CONDITIONS OF THE EXEMPTION OR EXEMPTIONS HAVE BEEN SATISFIED.

PLAN OF DISTRIBUTION

We may offer the trust certificates from time to time to one or more underwriters or through one or more placement agents, as specified in the applicable prospectus supplement, for sale to investors. The name of each underwriter or placement agent involved in the sale of trust certificates, as well as any discount, commission or other compensation payable to each underwriter or placement agent, as the case may be, will be specified in the applicable prospectus supplement.

The particular trust may sell, and any applicable underwriter may resell, the trust certificates at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or resale or at prices related to those prevailing market prices, or at negotiated prices, as specified in the applicable prospectus supplement.

In connection with the sale of trust certificates, the applicable underwriter(s) or placement agent(s) may be deemed to have received compensation from the particular trust or from investors for whom they may act as agents. Underwriters may resell the trust certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from those underwriters or from investors for whom they may act as agents, as specified in the applicable prospectus supplement.

Underwriters, dealers and placement agents participating in the distribution of the trust certificates may be deemed to be underwriters within the meaning of the U.S. federal securities laws, and any discounts, concessions or commissions received by them and any profit realized by them on the resale of those trust certificates may be deemed to be underwriting discounts and commissions under the U.S. federal securities laws.

Following initial distribution of the trust certificates, the related underwriter(s) or placement agent(s), as the case may be, may purchase and sell trust certificates in secondary market transactions as part of their business as broker-dealers. Any sale of trust certificates will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus and the applicable prospectus supplement may be used by any underwriter or placement agent, as the case may be, that is an affiliate of an issuer of underlying debt securities held as assets of the particular trust in connection with offers and sales related to secondary market transactions in those trust certificates to the extent permitted by applicable law. Each underwriter or placement agent, as the case may be, may act as principal or agent in these transactions.

LEGAL MATTERS

Certain legal matters related to the trust certificates will be passed upon for the depositor and any underwriters or placement agents by Morrison & Foerster LLP, New York, New York.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14  Other Expenses of Issuance and Distribution.

Expenses in connection with the offering of the trust certificates being registered hereunder, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	$40,450
Printing and Engraving	$*
Legal Fees and Expenses	$*
Trustee Fees and Expenses	$*
Rating Agency Fees	$*
Blue Sky Fees and Expenses	$*
Miscellaneous	$*
Total	$*

–––––––-

*  To be provided by pre-effective amendment.

Item 15.   Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of the State of Delaware proves that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 12 of the Limited Liability Company Agreement of the depositor provides that the depositor shall pay and shall protect, indemnify and save harmless the manager, the members and any officers, employees, agents and servants of the depositor and all persons controlling, controlled by or under common control or otherwise affiliated with any of them (each of the foregoing an “Indemnified Person”) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, fees and expenses of counsel) of any nature (including, without limitation, under any federal, state or foreign securities laws, rules or regulations) arising from or relating to (a) the Limited Liability Company Agreement, (b) the transactions contemplated by the Limited Liability Company or by any of the documents to which the depositor may be a party, whether now existing or hereinafter arising, and (c) the actions of any Indemnified Person (or the failure or and Indemnified Person to act) in their respective capacities for the Company (all of the foregoing being collectively referred to as “Indemnified Amounts”); excluding, however, Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Person in performing such Indemnified Person’s obligations hereunder, under the Act or pursuant to any employment or other similar agreement.  If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Person, the depositor will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Indemnified Person or Persons) and shall pay all costs of defense as incurred unless and until it is finally determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder.

Item 16.   Exhibits and Financial Statement Schedules

(a)

Exhibits

3.1

Limited Liability Company Agreement of Bond Trust Products LLC

4.1

Form of Trust Agreement, with form of Trust Certificate attached thereto

4.2

Form of Selling Agent Agreement*

4.3

Form of Administrative Agent Agreement*

5.1

Opinion of Morrison & Foerster LLP*

8.1

Opinion of Morrison & Foerster LLP*

23.1

Consent of Morrison & Foerster LLP (included in Exhibit 5.1 and Exhibit 8.1 hereto)*

25.1  Statement of Eligibility of Trustee on Form T-1

––––––

*To be filed by pre-effective amendment.

(b)

Financial Statement Schedules

Not Applicable

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 ,and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Limited Liability Company Agreement of Bond Trust Products LLC
4.1	Form of Trust Agreement, with form of Trust Certificate attached thereto
4.2	Form of Selling Agent Agreement*
4.3	Form of Administrative Agent Agreement*
5.1	Opinion of Morrison & Foerster LLP*
8.1	Opinion of Morrison & Foerster LLP*
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 and Exhibit 8.1 hereto)*
25.1	Statement of Eligibility of Trustee on Form T-1

______

*To be filed by pre-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, Delaware, on the 20th day of January, 2004.

BOND TRUST PRODUCTS LLC

/s/ Steven J. Hartman

Name:

Steven J. Hartman

Title:

Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons for Bond Trust Products LLC in the capacities indicated, on the 20th day of January, 2004.

Signature	Title	Date
/s/ Steven J. Hartman Steven J. Hartman	Chief Executive Officer and Manager (Principal Executive Officer)	January 20, 2004
/s/ Phillip Johnson Phillip Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	January 20, 2004